UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EMC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 11, 2005

Dear Shareholder:

We cordially invite you to attend our 2005 Annual Meeting of Shareholders, which will be held on Thursday, May 5, 2005, at 10:00 a.m. at EMC’s facility at 21 Coslin Drive, Southborough, Massachusetts. A map with directions to the meeting is on the back cover of the attached Proxy Statement.

At this meeting you are being asked to (i) elect three Class III members to the Board of Directors for a three-year term, (ii) approve amendments to the EMC Corporation 2003 Stock Plan to increase by 100,000,000 the number of shares of common stock available for grant under the plan and increase the number of shares which may be issued pursuant to awards of restricted stock and/or restricted stock units to 30% of the total authorized shares under the plan and (iii) ratify the selection by the Audit Committee of the Board of Directors of EMC’s independent auditors. Your Board of Directors recommends that you vote FOR each of these proposals. You are also being asked to act upon two shareholder proposals. Your Board of Directors recommends that you vote AGAINST each of such shareholder proposals. You should read with care the attached Proxy Statement, which contains detailed information about each of these proposals.

Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your proxy card promptly in the enclosed postage-paid envelope. If you elected to electronically access the 2005 Proxy Statement and Annual Report on Form 10-K for 2004, you will not be receiving a proxy card and must vote electronically. The fact that you have returned your proxy card or voted electronically or by telephone in advance will assure representation of your shares but will not affect your right to vote in person should you attend the meeting.

If you plan to join us at the meeting, please complete and return the RSVP card or go to www.emc.com/annualmeeting2005 to complete your RSVP. If you elected to electronically access the proxy materials, please go to www.emc.com/annualmeeting2005 to complete your RSVP. All shareholders who attend the meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport. Registration will begin at 9:00 a.m.

Following completion of the scheduled business, we will report on EMC’s operations and answer questions. We hope that you will be able to join us on May 5th.

Very truly yours,

MICHAEL C. RUETTGERS

Chairman of the Board

YOUR VOTE IS IMPORTANT

In order to assure representation of your shares at the meeting, please complete, sign, date and return the enclosed proxy card or vote electronically or by telephone. See Voting Electronically or by Telephone on page 2 of the Proxy Statement for details regarding the options available to you.

EMC CORPORATION

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2005

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, will be held at EMC’s facility at 21 Coslin Drive, Southborough, Massachusetts, on Thursday, May 5, 2005, at 10:00 a.m. for the following purposes:

1.	To elect three members to the Board of Directors to serve for a three-year term as Class III Directors.

2.	To approve amendments to the EMC Corporation 2003 Stock Plan to increase by 100,000,000 the number of shares of common stock available for grant under such plan and increase the number of shares which may be issued pursuant to awards of restricted stock and/or restricted stock units to 30% of the total authorized shares under the plan.

3.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2005.

4.	To act upon two shareholder proposals, if properly presented.

5.	To transact any and all other business that may properly come before the meeting or any adjournments thereof.

All shareholders of record at the close of business on March 7, 2005 are entitled to notice of and to vote at this meeting and any adjournments thereof.

You are requested to sign and date the enclosed proxy card and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. If you elected to electronically access EMC’s 2005 Proxy Statement and Annual Report on Form 10-K for 2004, you will not be receiving a proxy card and must vote electronically. For those who did not elect to receive such documents electronically, you may also be eligible to vote electronically or by telephone. Please see Voting Electronically or by Telephone on page 2 of the Proxy Statement for instructions.

EMC’s Annual Report on Form 10-K for 2004 is enclosed.

By order of the Board of Directors

PAUL T. DACIER

Senior Vice President,

General Counsel and Assistant Secretary

March 11, 2005

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Actual results may differ materially from those projected in the forward-looking statements due to various uncertainties and risks, including without limitation risks associated with the effects of general economic and market conditions, lessening demand in the information technology market, successful integration of acquisitions, difficulty managing operations and difficulty in keeping pace with rapid industry, technological and market changes, as well as those described in the section of our Annual Report on Form 10-K titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Factors That May Affect Future Results.” We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

EMC CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EMC Corporation, a Massachusetts corporation (“EMC” or the “Company”), for the Annual Meeting of Shareholders of EMC to be held on May 5, 2005, and any adjournments thereof, for the purposes set forth in the attached Notice of the Annual Meeting of Shareholders (the “Notice of Annual Meeting”). EMC was incorporated in 1979, and its principal executive offices are located at 176 South Street, Hopkinton, Massachusetts 01748. This Proxy Statement, EMC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the accompanying proxy card are first being distributed to shareholders on or about March 11, 2005.

Voting Rights and Outstanding Shares

As of March 7, 2005, EMC had outstanding 2,405,516,135 shares of Common Stock. The Common Stock is the only type of security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on March 7, 2005 to one vote on each of the matters to be voted upon at the Annual Meeting.

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by EMC. In addition to the solicitation of proxies by use of the mails, EMC may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other shareholders. Also, EMC has retained Georgeson Shareholder Communications Inc. to aid in the distribution and solicitation of proxies. Georgeson Shareholder Communications Inc. will receive a fee of $12,500 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by EMC.

If the enclosed form of proxy is properly signed and returned or a proxy is voted electronically or by telephone, the shares represented thereby will be voted. If the shareholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the shareholder does not specify how the shares are to be voted, they will be voted in accordance with the recommendations of the Board of Directors. Any shareholder has the right to revoke his or her proxy at any time before it is voted by attending the meeting and voting in person or filing with the Secretary or Assistant Secretary of EMC either a written instrument revoking the proxy or another executed proxy bearing a later date.

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxy. Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum; however, neither abstentions nor broker non-votes will be considered votes properly cast at the Annual Meeting. Accordingly, because the approval of each of the proposals is based on the votes properly cast at the Annual Meeting, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the proposals. An automated system administered by EMC’s transfer agent tabulates all votes cast at the Annual Meeting.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

•	FOR the three nominees listed under “Election of Directors” as Class III Directors, to serve until their successors are elected and qualified (Proposal 1);
•	FOR approval of amendments to the EMC Corporation 2003 Stock Plan (Proposal 2);
•	FOR ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2005 (Proposal 3); and
•	AGAINST approval of each of the shareholder proposals (Proposals 4 and 5).

Should any nominee named in Proposal 1 be unable to serve or for good cause will not serve as director, the persons named in the enclosed form of proxy will vote for such other person as the Board of Directors may recommend.

Voting Electronically or by Telephone

If you have elected to electronically access the 2005 Proxy Statement and Annual Report on Form 10-K for 2004, you must vote electronically. If you have not elected to access such documents electronically, you may still be eligible to vote electronically or by telephone.

•	If your shares are registered in the name of a bank or brokerage firm and your bank or brokerage firm participates in a program offering electronic and telephonic voting options, then you should follow the instructions provided on the voting instruction form you receive to vote electronically at www.proxyvote.com or by telephone.

•	If your shares are registered in your name, you should follow the instructions provided on the enclosed form of proxy to vote electronically at www.eproxyvote.com/emc or by telephone.

If you vote this year’s proxy electronically, you may also elect to receive future proxy and other materials electronically by following the instructions when you vote. You may vote using the Internet and telephone voting facilities until 11:59 p.m., E.S.T. on May 4, 2005.

Annual Meeting Admission

If you plan to attend the Annual Meeting in person, please complete and return the RSVP card mailed with this Proxy Statement or go to www.emc.com/annualmeeting2005 to complete your RSVP. If you received your proxy materials electronically, please go to www.emc.com/annualmeeting2005 to complete your RSVP. Shareholders who have not returned the RSVP card will be required to present verification of ownership, such as a bank or brokerage firm account statement. All shareholders who attend the meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport. Registration will begin at 9:00 a.m.

Other Business

As of the date of this Proxy Statement, EMC’s management has no knowledge of any business other than that described in the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. The deadline under EMC’s By-laws for shareholders to notify EMC of any director nominations or proposals to be presented at the Annual Meeting has passed. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

ADVANCE NOTICE PROCEDURES

Under EMC’s By-laws, nominations for a director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a shareholder entitled to vote who has delivered notice to the principal executive offices of EMC (containing certain information specified in the By-laws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

The By-laws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a shareholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of EMC (containing certain information specified in the By-laws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

These requirements are separate and apart from the requirements that a shareholder must meet in order to have a shareholder proposal included in EMC’s Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the full text of the By-laws provisions discussed above may be obtained by writing to the Secretary or Assistant Secretary of EMC at 176 South Street, Hopkinton, Massachusetts 01748.

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINEES LISTED BELOW.

Pursuant to Section 8.06(b) of Chapter 156D of the Massachusetts General Laws, the Board of Directors is currently divided into three classes, having staggered terms of three years each. Under Section 8.06(b) and EMC’s By-laws, the Board of Directors may determine the total number of directors and the number of directors to be elected at any annual meeting of shareholders or special meeting in lieu thereof. The Board of Directors has fixed at ten the total number of directors and has fixed at three the number of Class III Directors to be elected at the 2005 Annual Meeting. Of the current total of ten directors, three Class III Directors have terms expiring at the 2005 Annual Meeting, four Class I Directors have terms expiring at the 2006 Annual Meeting and three Class II Directors have terms expiring at the 2007 Annual Meeting. The three directors whose terms expire at the 2005 Annual Meeting have been nominated by the Board of Directors for election at such meeting. All of the nominees for director are now Class III members of the Board of Directors. The three nominees who receive the greatest number of votes properly cast on this proposal will be elected as Class III Directors. Each Class III Director elected at the 2005 Annual Meeting will serve until the 2008 Annual Meeting or special meeting in lieu thereof, and until that director’s successor is elected and qualified.

Information With Respect to Nominees

Set forth below is information with respect to each nominee for Class III Director to be elected at the 2005 Annual Meeting, and for each Class I and Class II Director. All of the directors were previously elected by the shareholders except for Olli-Pekka Kallasvuo, who was elected by the Board of Directors effective as of August 2004.

NOMINEES TO SERVE AS CLASS III DIRECTORS SERVING A TERM EXPIRING AT THE

2008 ANNUAL MEETING

Michael J. Cronin

Mr. Cronin, age 66, has been a Director of EMC since May 1990. He has been Chief Executive Officer of Cognition Corporation, an engineering knowledge management company, from 1993 to the present. Mr. Cronin is also Chairman of the Board of Directors of Cognition Corporation. From June 1984 to September 1990, he was Chief Executive Officer and President of Automatix, Inc., an industrial vision and robotics systems manufacturer. Mr. Cronin is a member of the Audit Committee and the Mergers and Acquisitions Committee of EMC.

W. Paul Fitzgerald

Mr. Fitzgerald, age 64, has been a Director of EMC since March 1991. From January 1988 to March 1995, he was Senior Vice President, Finance and Administration and Chief Financial Officer of EMC. From October 1991 to March 1995, he was also Treasurer of EMC. From January 1985 to January 1988, he was Vice President, Finance of EMC. Mr. Fitzgerald retired as an employee of EMC in October 1995. Mr. Fitzgerald is the Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee and the Stock Repurchase and Bond Redemption Oversight Committee of EMC.

Joseph M. Tucci

Mr. Tucci, age 57, has been Chief Executive Officer and a Director of EMC since January 2001, and has served as President of EMC since January 2000. From January 2000 to January 2001, he was also Chief Operating Officer of EMC. Prior to joining EMC, Mr. Tucci served as Deputy Chief Executive Officer of Getronics N.V., an information technology services company, from June 1999 through December 1999 and as Chairman of the Board and Chief Executive Officer of Wang Global, an information technology services company, from December 1993 to June 1999. Getronics N.V. acquired Wang Global in June 1999. Mr. Tucci joined Wang Global in 1990 as its Executive Vice President, Operations. Mr. Tucci is a Director of Paychex, Inc., a provider of payroll, human resources and benefits outsourcing solutions. Mr. Tucci is the Chair of the Stock Repurchase and Bond Redemption Oversight Committee and a member of the Mergers and Acquisitions Committee of EMC.

CLASS I DIRECTORS SERVING A TERM EXPIRING AT THE

2006 ANNUAL MEETING

Gail Deegan

Ms. Deegan, age 58, has been a Director of EMC since July 2002. From February 1996 to September 2001, Ms. Deegan served as Executive Vice President and Chief Financial Officer of Houghton Mifflin Company, a publishing company. From February 1995 to February 1996, Ms. Deegan was Senior Vice President of Regulatory and Government Affairs for NYNEX New England, and from November 1991 to January 1995, was Vice President and Chief Financial Officer of New England Telephone. From 1988 to January 1990, Ms. Deegan was Senior Vice President, Chief Financial Officer and Treasurer of Eastern Enterprises, the parent company of Boston Gas Company, and from February 1990 to May 1991, she was Senior Vice President, Chief Financial Officer and Chief Administrative Officer. Ms. Deegan is a Director of TJX Companies, Inc., a retailer of discounted apparel and home goods. Ms. Deegan is the Chair of the Corporate Governance and Nominating Committee and a member of the Audit Committee of EMC.

Olli-Pekka Kallasvuo

Mr. Kallasvuo, age 51, has been a Director of EMC since August 2004. He has been Executive Vice President and General Manager of Mobile Phones for Nokia Corporation, a provider of mobile communications solutions, from January 2004 to the present. Mr. Kallasvuo joined Nokia in 1980 and has held various positions with Nokia, including Executive Vice President and Chief Financial Officer of Nokia Group from March 1992 to January 1997, Corporate Executive Vice President, Nokia Americas and President, Nokia Inc. from January 1997 to January 1999 and Executive Vice President and Chief Financial Officer of Nokia Corporation from January 1999 to January 2004. He has been a member of the Nokia Group Executive Board since 1990. Mr. Kallasvuo is the Chairman of the Board of Directors of each of Sampo plc, a banking institution, and Nextrom Holding SA, a supplier of fiber optic solutions.

Windle B. Priem

Mr. Priem, age 67, has been a Director of EMC since December 2001. From July 2001 to December 2003, Mr. Priem served as a Vice Chairman of Korn/Ferry International, a global executive recruiting company, and from December 1998 to June 2001, he served as President and Chief Executive Officer of Korn/Ferry. He joined Korn/Ferry in 1976 and held various positions with Korn/Ferry, including Chief Operating Officer from May 1997 to December 1998 and President of the North American region from January 1996 to June 1998. Mr. Priem retired from Korn/Ferry in December 2003. He was also a Director of Korn/Ferry from June 1992 to November 2002. Mr. Priem is the Chair of the Compensation Committee and a member of the Corporate Governance and Nominating Committee of EMC.

Alfred M. Zeien

Mr. Zeien, age 75, has been a Director of EMC since December 1999. From February 1991 to April 1999, Mr. Zeien served as Chairman of the Board and Chief Executive Officer of The Gillette Company, a consumer products company. He joined Gillette in 1968 and held various positions with Gillette, including President and Chief Operating Officer. Mr. Zeien retired from Gillette in April 1999. Mr. Zeien is a Director of Inverness Medical Innovations, Inc., a manufacturer of self-test diagnostic and other products. Mr. Zeien is a member of the Audit Committee and the Compensation Committee of EMC.

CLASS II DIRECTORS SERVING A TERM EXPIRING AT THE

2007 ANNUAL MEETING

John R. Egan

Mr. Egan, age 47, has been a Director of EMC since May 1992. From May 1997 to September 1998, Mr. Egan served as Executive Vice President, Products and Offerings of EMC. From January 1992 to June 1996, he served as Executive Vice President, Sales and Marketing of EMC. From October 1986 to January 1992, he served in a number of executive positions with EMC, including Executive Vice President, Operations and Executive Vice President, International Sales. Mr. Egan resigned as an executive officer of EMC in September 1998 and as an employee of EMC in July 2002. Mr. Egan has been a principal in a venture capital firm since October 1998. Mr. Egan is also a Director of NetScout Systems, Inc., a provider of network and application performance management solutions. Mr. Egan is the Chair of the Mergers and Acquisitions Committee of EMC.

Michael C. Ruettgers

Mr. Ruettgers, age 62, has been Chairman of the Board of Directors of EMC since January 2004. From January 2001 to December 2003, Mr. Ruettgers served as Executive Chairman of the Board of Directors of EMC. He has served as a Director of EMC since May 1992. From January 1992 to January 2001, Mr. Ruettgers served as Chief Executive Officer of EMC. From January 1990 to January 2000, he was President and from October 1989 to January 1990, he was Chief Operating Officer of EMC. He also served as Executive Vice President, Operations from July 1988 to October 1989. Mr. Ruettgers is a Director of Raytheon Company, a global technology and electronics company. Mr. Ruettgers is a member of the Mergers and Acquisitions Committee of EMC.

David N. Strohm

Mr. Strohm, age 56, has been a Director of EMC since October 2003. He has been a General Partner with Greylock Partners, a venture capital firm, from 1980 to the present and is a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm was a Director of LEGATO Systems, Inc. from its founding in 1988 until its acquisition by EMC in October 2003. Mr. Strohm is a Director of DoubleClick Inc., a provider of comprehensive internet advertising solutions, and Internet Security Systems, Inc., a provider of internet security software. Mr. Strohm is a member of the Compensation Committee and the Mergers and Acquisitions Committee of EMC.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE EMC CORPORATION 2003 STOCK PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

On May 7, 2003, EMC shareholders adopted and approved the EMC Corporation 2003 Stock Plan (the “2003 Stock Plan”) and 50,000,000 shares of Common Stock were reserved for issuance thereunder. On May 5, 2004, the plan was amended to include an additional 50,000,000 shares of Common Stock.

On January 27, 2005, the Board of Directors approved amendments to the 2003 Stock Plan which would, subject to approval by EMC shareholders, (i) increase by 100,000,000 the number of shares of Common Stock available for grant under the plan and (ii) increase the number of shares which may be issued pursuant to awards of restricted stock and/or restricted stock units to 30% of the total authorized shares under the plan. The affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting is required to approve these amendments to the 2003 Stock Plan.

If these amendments are approved by EMC shareholders at the Annual Meeting, a total of 200,000,000 shares of Common Stock will have been authorized under the 2003 Stock Plan, 60,000,000 shares of which (30% of the authorized shares) may be issued pursuant to awards of restricted stock and/or restricted stock units.

As of March 1, 2005, a total of 44,155,541 shares remained available for future awards under the plan. If these amendments are approved, a total of 144,155,541 shares will be available for future awards, including a total of 52,059,381 shares available for future awards of restricted stock and/or restricted stock units.

EMC believes that equity is a key element of EMC’s compensation package and that equity awards encourage employee loyalty to EMC and align employee interests directly with those of EMC shareholders. The 2003 Stock Plan, in particular, allows EMC to provide key employees of, and consultants and advisors to, EMC and its subsidiaries with equity incentives that are competitive with those of companies with which EMC competes for talent.

Without this amendment increasing the number of shares available for issuance, EMC believes that the number of shares currently available under the 2003 Stock Plan, together with the number of shares currently available under its other stock plans, may not be sufficient to cover projected awards in 2005. In such event, EMC may not be able to provide key employees with compensation packages that are necessary to attract, retain and motivate these individuals. EMC believes that the additional 100,000,000 shares of Common Stock will provide EMC sufficient shares reserved for issuance under the 2003 Stock Plan and its other stock plans to cover the awards it anticipates granting to eligible participants for approximately two years. If the amendment to the 2003 Stock Plan is not approved, EMC will not be able to grant any awards to eligible participants once all the shares reserved under the 2003 Stock Plan and its other stock plans have been used.

EMC also believes that it is necessary to increase the number of shares which may be issued pursuant to awards of restricted stock and/or restricted stock units. EMC believes that these stock awards are particularly effective in incentivizing long-term and annual performance and promoting retention and provide it with the flexibility it needs to appropriately design compensation packages with a balanced mix of equity awards. EMC may increase the number of participants who receive these stock awards and/or use a greater number of available shares for awards of restricted stock and/or restricted stock units. Without this amendment increasing the number of shares which may be issued pursuant to these stock awards, EMC’s ability to increase its use of awards of restricted stock and/or restricted stock units may be impaired.

As of December 31, 2004, EMC and its subsidiaries had approximately 22,700 employees worldwide, all of whom are eligible to be considered for awards under the 2003 Stock Plan. As of such date, an aggregate of

275,340,966 shares of Common Stock were issuable pursuant to outstanding awards granted under the 2003 Stock Plan and EMC’s other stock plans, non-plan options and options assumed by EMC in connection with acquisitions, and an aggregate of 48,243,762 shares of Common Stock were available for future grant under such plans. See “Equity Compensation Plan Information.”

The closing price of a share of Common Stock on the New York Stock Exchange (the “NYSE”) on March 7, 2005 was $12.86. The proceeds received by EMC upon exercise of the awards by participants in the 2003 Stock Plan will be used for the general corporate purposes of EMC.

The following is a summary of the material terms and conditions of the 2003 Stock Plan, as proposed to be amended. The full text of the 2003 Stock Plan, as proposed to be amended, is attached as Exhibit A to this Proxy Statement.

Summary of the 2003 Stock Plan

Administration. The Compensation Committee of the Board of Directors (the “Compensation Committee”) and/or the Board of Directors administers the 2003 Stock Plan, which includes approving:

•	the individuals to receive awards;
•	the types of awards to be granted;
•	the terms and conditions of the awards, including the number of shares and exercise price of the awards;
•	the time when the awards become exercisable, will vest or the restrictions to which an award is subject will lapse; and
•	whether options will be incentive stock options.

The Compensation Committee has full authority to interpret the terms of the 2003 Stock Plan and awards granted under the 2003 Stock Plan, to adopt, amend and rescind rules and guidelines for the administration of the 2003 Stock Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the 2003 Stock Plan. The Compensation Committee or the Board of Directors may, in its discretion, determine to accelerate the vesting or lapse one or more restrictions with respect to an award; provided, however, that neither the Compensation Committee nor the Board of Directors may accelerate the vesting or lapse of one or more restrictions with respect to an award of restricted stock or restricted stock units if such action would cause such award to fully vest in a period of time that is less than the applicable minimum vesting period set forth in the 2003 Stock Plan.

Authorized Shares. The shares authorized under the 2003 Stock Plan will be subject to adjustment in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock. The number of shares delivered upon exercise of an award will be determined net of any shares actually or constructively transferred by the participant to EMC (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

Eligibility. All employees of, or consultants or advisors to, EMC or any of its subsidiaries are eligible to participate in the 2003 Stock Plan. Each member of the Board of Directors who is not an employee of EMC or is not a five percent shareholder of EMC or a person in control of such a shareholder is also eligible to receive awards of restricted stock and restricted stock units under the 2003 Stock Plan.

Types of Awards. Awards under the 2003 Stock Plan may be in the form of stock options (either incentive stock options or non-qualified options), restricted stock or restricted stock units, stock appreciation rights, or any combination thereof.

•	Stock Options. Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. The exercise price for a stock option will be not less than

100% (110% for an incentive stock option granted to a 10% or more shareholder) of the fair market value of Common Stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Internal Revenue Code of 1986 (the “Code”) and regulations issued thereunder. An incentive stock option shall expire in ten years (five years in the case of an incentive stock option granted to a 10% or more shareholder) after the date of grant. No incentive stock options can be granted under the 2003 Stock Plan after January 29, 2013, but options granted before that date may be exercised thereafter.

•	Awards of Restricted Stock and Restricted Stock Units. Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted stock units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Subject to any restrictions applicable to the award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a shareholder with respect to such restricted stock, including the right to receive dividends and to vote the shares. Awards of restricted stock or restricted stock units (i) that vest by the passage of time only will not vest fully in less than three years after the date of grant, and (ii) that vest upon the achievement of performance goals will not vest fully in less than one year after the date of grant.

•	Stock Appreciation Rights. Stock appreciation rights entitle the holder upon exercise to receive shares of Common Stock having a value equal to the excess of (i) the value of the number of shares with respect to which the right is being exercised (which value is based on fair market value at the time of such exercise) over (ii) the exercise price applicable to such shares. The exercise price for a stock appreciation right will be not less than 100% of the fair market value of Common Stock on the date of grant.

The Compensation Committee may grant awards under the 2003 Stock Plan subject to the satisfaction of performance goals. In the case of awards intended to qualify for exemption under Section 162(m) of the Code, the Compensation Committee will use one or more objectively determinable performance goals that relate to one or more Performance Criteria (as defined in Section 1.12 of the 2003 Stock Plan). The Compensation Committee will determine whether the performance goals for a Performance Award (as defined in the 2003 Stock Plan) have been met. No more than 2,000,000 shares will be allocated to Performance Awards granted to any participant during any 12-month period.

Grant of Awards to Non-Employee Directors. Each eligible Director who joins the Board of Directors will be granted an award of restricted stock and/or restricted stock units for up to 30,000 shares of Common Stock on or about the date of the first annual meeting of shareholders following the date upon which he or she joined the Board of Directors. Each eligible Director will also be granted an award of restricted stock and/or restricted stock units for up to 30,000 shares of Common Stock three years after his or her previous grant.

Transferability. Under the 2003 Stock Plan, awards are generally non-transferable other than by will or by the laws of descent and distribution. Awards may be exercised by a person other than the participant only in the circumstances outlined below; provided, that the Compensation Committee may allow for transferability of awards to immediate family members of the participant or to trusts, partnerships or other entities controlled by and of which the beneficiaries are immediate family members of the participant.

Termination of Service Relationship. Under the 2003 Stock Plan, all previously unexercised awards terminate and are forfeited automatically upon the termination of the participant’s service relationship with EMC, unless the Compensation Committee expressly specifies otherwise. However, if a participant’s service relationship is terminated by reason of death or Disability (as defined in the 2003 Stock Plan), all stock options and stock appreciation rights held by the participant will vest fully on the date that the service relationship terminates by reason of death or Disability and all awards of restricted stock or restricted stock units held by the participant will vest fully and/or all restrictions will fully lapse on the date that the service relationship terminates by reason of death or Disability. All awards may be exercised by the participant, the participant’s executor or administrator, or by the person to whom the award is transferred under the applicable laws of descent or distribution, within three years after the date that the participant’s service relationship terminates by reason of Disability or death, as the case may be. If a participant’s service relationship is terminated by reason of Retirement (as defined in the 2003 Stock Plan), except as otherwise provided by the Compensation Committee, all stock options and stock appreciation rights held by the participant will continue to vest and be exercisable as if the service relationship had not terminated and all awards of restricted stock and restricted stock units held by the participant will continue to be subject to vesting and/or applicable restrictions as if the service relationship had not terminated. Notwithstanding the foregoing, if a stock option or stock appreciation right provides for vesting or exercisability upon the fulfillment or satisfaction of certain goals or conditions (other than time-based vesting), or an award of restricted stock or restricted stock units provides for vesting or lapse of restrictions based upon the fulfillment or satisfaction of certain goals or conditions (other than time-based vesting or restrictions), then, except as otherwise provided by the Compensation Committee, subsequent to the date of Retirement, the unvested or restricted portion of an award shall no longer be subject to such vesting or lapse of restrictions based on the satisfaction or fulfillment of certain goals or conditions and instead will be subject only to the time-based vesting or restrictions set forth in the award. Such awards may be exercised by the participant in accordance with the terms and conditions of the award (including the applicable vesting schedule or restrictions). Incentive stock options that are not exercised within (a) twelve months after the date a participant’s service relationship is terminated by reason of Disability or (b) three months after the date a participant’s service relationship is terminated by reason of Retirement, will be treated as non-qualified stock options. All stock options and stock appreciation rights outstanding after a participant’s death or Disability expire at the end of the three-year period after the date a participant’s service relationship is terminated by reason of death or Disability. Notwithstanding the foregoing, in no event shall (i) any award be exercised beyond the date on which such award would otherwise expire pursuant to the terms thereof or (ii) any incentive stock option be exercised after the expiration of ten years (five years in the case of an incentive stock option granted to a 10% or more shareholder) from the date the incentive stock option was granted. Shares of Common Stock which are not delivered because of termination of awards may be reused for other awards.

With respect to awards held by officers or certain other persons, the Compensation Committee may cancel, suspend or otherwise limit any unexpired award and rescind the exercise of an award if such participant engages in certain detrimental activity.

Amendments. The Compensation Committee may at any time discontinue granting awards under the 2003 Stock Plan. The Compensation Committee may amend the 2003 Stock Plan, except that no amendment may adversely affect the rights of any participant without his or her consent and no amendment will, without the approval of the shareholders of EMC, materially amend the 2003 Stock Plan, increase the number of shares of Common Stock available under the 2003 Stock Plan, change the group of persons eligible to receive awards, reprice any outstanding options or stock appreciation rights or reduce the price at which options or stock appreciation rights may be granted (including any tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as reducing the exercise price of outstanding options or stock appreciation rights), extend the time within which awards may be granted, alter the 2003 Stock Plan so that options intended to qualify as incentive stock options under the Code would not do so, or change the amendment provisions of the 2003 Stock Plan.

Change in Corporate Structure or Capitalization; Change in Control. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number and kind of shares of stock or securities of EMC then subject to the 2003 Stock Plan and the awards then outstanding or to be granted thereunder, and the exercise price, if applicable, will be appropriately adjusted by the Compensation Committee, whose determination will be binding on all persons. In the event of a dissolution, liquidation, consolidation or merger in which EMC is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration, all outstanding awards will thereupon terminate, provided that prior to the effective date of any such dissolution, liquidation, consolidation or merger, EMC will either (i) make all outstanding awards immediately exercisable on a basis that gives the holder of the award a reasonable opportunity to participate as a shareholder in the transaction or, if applicable, cause all restrictions to lapse, or (ii) arrange to have the surviving corporation grant replacement awards to participants.

Term. The 2003 Stock Plan, unless sooner terminated by the Board of Directors, will remain in effect until May 7, 2013.

Federal Income Tax Consequences

Stock Options. The 2003 Stock Plan is not qualified under Section 401(a) of the Code. In general, neither the grant nor the exercise of an incentive stock option granted under the 2003 Stock Plan will result in taxable income to the option holder or a deduction to EMC. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss.

If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the Common Stock on the date of exercise and the option price. In the case of a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. EMC will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

Options granted under the 2003 Stock Plan which are not incentive stock options are “non-qualified options.” No income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option, he or she will realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the Common Stock over the option price. EMC will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the Common Stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. EMC is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Restricted Stock Units. Generally, the participant will not be subject to tax upon the grant of an award of restricted stock units but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of Common Stock. EMC will be entitled to a corresponding tax deduction.

Stock Appreciation Rights. Generally, the participant will not be subject to tax upon the grant of a stock appreciation right. However, upon the receipt of shares pursuant to the exercise of a stock appreciation right, the participant, generally, will recognize ordinary income in an amount equal to the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares upon exercise of stock appreciation rights will be subject to any necessary withholding and reporting requirements.

Generally, EMC will not be entitled to a tax deduction upon the grant or termination of stock appreciation rights. However, EMC will, generally, be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the participant.

This summary is not a complete description of the U.S. Federal income tax aspects of the 2003 Stock Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 2003 Stock Plan, as well as foreign, state and local tax consequences.

New Incentive Plan Benefits

The future benefits or amounts that would be received under this amendment to the 2003 Stock Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if this amendment to the 2003 Stock Plan had been in effect cannot be determined.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

EMC is asking the shareholders to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent auditors for the fiscal year ending December 31, 2005. The affirmative vote of a majority of votes properly cast on this proposal at the Annual Meeting is required to ratify such selection.

Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders. In the event the shareholders fail to ratify the appointment of PWC, the Audit Committee will consider this factor when making any determinations regarding PWC.

PROPOSAL 4

SHAREHOLDER PROPOSAL

The Sheet Metal Workers’ National Pension Fund has proposed the adoption of the following vote at the Annual Meeting and has furnished the following statement in support of the proposal. The shareholder’s address is Edward F. Carlough Plaza, 601 N. Fairfax Street, Suite 500, Alexandria, VA 22314. The shareholder has represented to EMC that it held approximately 74,300 shares of Common Stock as of November 9, 2004. If properly presented at the meeting, the affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting is required to approve this proposal.

Performance-Based Options Proposal

Resolved: That the shareholders of EMC (the “Company”) request that the Compensation Committee of the Board of Directors adopt a policy that a significant portion of future stock option grants to senior executives shall be performance-based. Performance-based options are defined as follows: (1) indexed options, in which the exercise price is linked to an industry or well-defined peer group index; (2) premium-priced stock options, in which the exercise price is set above the market price on the grant date; or (3) performance-vesting options, which vest when a performance target is met.

Supporting Statement: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to enhance long-term corporate value. We believe that standard fixed-price stock option grants can and often do provide levels of compensation well beyond those merited, by reflecting stock market value increases, not performance superior to the company’s peer group.

Our shareholder proposal advocates performance-based stock options in the form of indexed, premium-priced or performance-vesting stock options. With indexed options, the option exercise price moves with an appropriate peer group index so as to provide compensation value only to the extent that the company’s stock price performance is superior to the companies in the peer group utilized. Premium-priced options entail the setting of an option exercise price above the exercise price used for standard fixed-priced options so as to provide value for stock price performance that exceeds the premium option price. Performance-vesting options encourage strong corporate performance by conditioning the vesting of granted options on the achievement of demanding stock and/or operational performance measures.

Our shareholder proposal requests that the Company’s Compensation Committee utilize one or more varieties of performance-based stock options in constructing the long-term equity portion of the senior executives’ compensation plan. The use of performance-based options, to the extent they represent a significant portion of the total options granted to senior executives, will help place a strong emphasis on rewarding superior corporate performance and the achievement of demanding performance goals.

Leading investors and market observers, such as Warren Buffet and Alan Greenspan, have criticized the use of fixed-price options on the grounds that they all to often reward mediocre or poor performance. The Conference Board’s Commission on Public Trust and Private Enterprise in 2002 looked at the issue of executive compensation and endorsed the use of performance-based options to help restore public confidence in the markets and U.S. corporations.

At present, the Company does not employ performance-based stock options as defined in this proposal, so shareholders cannot be assured that only superior performance is being rewarded. Performance-based options can be an important component of a compensation plan designed to focus senior management on accomplishing long-term corporate strategic goals and superior long-term corporate performance. We urge your support for this important executive compensation reform.

EMC’S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4

Your Board of Directors opposes this proposal because it is too restrictive, unnecessary and not in the best interests of EMC or its shareholders.

This proposal requests that the Compensation Committee adopt a policy that a significant portion of future stock option grants to senior executives be performance-based. The Board of Directors and the Compensation Committee strongly support the concept of performance-based executive compensation. However, the Board and the Committee believe that a significant portion of an executive’s compensation is already performance-based and at risk, given that it is directly tied to individual, Company and stock price performance. The Board believes that the Compensation Committee requires flexibility to design stock option compensation based on a number of different measures and incentives and should not be limited to the categories of options that the proposal characterizes as performance-based.

The long-term equity incentive portion of executive compensation represents a significant portion of total compensation and is typically made up of two components. The first component is stock options, which typically are granted at fair market value with five-year vesting. The other component is restricted stock, which typically contains challenging performance requirements and multi-year restriction terms. Such equity incentives act as an incentive and retention device and encourage executives to take into account the long-term interests of EMC and its shareholders. Another significant portion of an executive’s compensation program includes performance-based at-risk cash bonuses, which are payable based on the achievement of previously-established and well-defined financial and strategic goals.

The Board and the Committee also believe that fixed-price stock options are inherently performance-based because the exercise price equals the market price of EMC common stock on the date of grant. Accordingly, no economic benefit is conferred on the optionee unless EMC stock increases in value subsequent to the grant date. In this manner, fixed-price stock options focus executive efforts on improved Company performance as reflected through an increase in the Company’s stock price.

EMC believes that a vast majority of the companies with which it competes for executive talent have executive compensation programs that generally include options with a fixed exercise price, as is currently the case at EMC. If EMC were required to have a significant portion of stock option grants be indexed options, premium-priced options or performance vesting options, as called for by this proposal, it would be at a competitive disadvantage in attracting, retaining and motivating the most qualified executives.

Therefore, the Board believes this proposal is too restrictive and unnecessary because a significant portion of executive compensation is already performance-based.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS TOO RESTRICTIVE, UNNECESSARY AND NOT IN THE BEST INTERESTS OF EMC OR ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

PROPOSAL 5

SHAREHOLDER PROPOSAL

The Comptroller of the City of New York has proposed the adoption of the following vote at the Annual Meeting and has furnished the following statement in support of the proposal. The shareholder’s address is 1 Centre Street, New York, NY 10007. The shareholder has represented to EMC that it held approximately 16,629,000 shares of Common Stock as of October 26, 2004. If properly presented at the meeting, the affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting is required to approve this proposal.

Creation of an Independent Audit Committee

Submitted by William C. Thompson, Jr., Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds

WHEREAS, protecting shareholder value is among the most important duties of a company’s board of directors. We believe that effective performance of this duty can be achieved best through an independent Audit Committee;

NOW THEREFORE, BE IT RESOLVED, the shareholders request the board to establish a policy requiring that the Audit Committee be composed solely of independent directors. For the purpose of this proposal, an independent director is someone whose only nontrivial professional, familial or financial connection to the corporation, its chairman or its executive officers is his or her directorship;

FURTHER, a director will not be considered independent if he or she:

(1)	is or has been, or whose relative is or in the past 5 years has been, employed by the corporation or employed by, or a director of, an affiliate;

(2)	is or has been, or whose relative is or has been, in the past 5 years: (a) an employee, director or owner of more than 20 percent of a firm that is one of the corporation’s or its affiliate’s paid advisers or consultant to an executive officer of the corporation; (b) employed by or has had a 5 percent or greater ownership interest in a third-party that provides payment to or receives payments from the corporation (ownership means beneficial or record ownership, not custodial ownership) and either: (i) such payments account for 1 percent of the third-party’s or the corporation’s consolidated gross revenues in any single fiscal year, or (ii) if the third-party is a debtor or creditor of the corporation and the amount owed exceeds 1 percent of the corporation’s or third party’s assets; (c) an employee or director of a non-profit organization that receives significant contributions from the corporation, one of its affiliates or its executive officers or has been a direct beneficiary of any donations to such an organization; or (d) part of an interlocking directorate in which an employee of the corporation serves on the board of a third-party employing the director or such relative;

(3)	has, or in the past 5 years has had, or whose relative has paid or received more than $50,000 in the past 5 years under a personal contract with the corporation, an executive officer or any affiliate of the corporation; and

(4)	has a relative who is, or in the past 5 years has been, a director or a 5 percent or greater owner of a third-party entity that is a significant competitor of the corporation, or a party to a voting trust, agreement or proxy giving his/her decision making power as a director to management, except to the extent there is a fully disclosed and narrow voting arrangement, such as those which are customary between venture capitalists and management regarding the venture capitalists’ board seats.

EMC’S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5

Your Board of Directors opposes this proposal because it is too restrictive, unnecessary and not in the best interests of EMC or its shareholders.

The Board agrees that it is important for all members of the Audit Committee of the Board to be independent directors. All members of EMC’s Audit Committee are, in fact, independent directors as determined by the Board in accordance with all relevant legislation and listing standards applicable to EMC, including the corporate governance rules of the New York Stock Exchange (the “NYSE Rules”), the Securities and Exchange Commission rules (“SEC Rules”) and the categorical standards voluntarily adopted by the Board to assist it in making determinations of independence. The categorical standards expand upon the prohibited relationships set forth in the NYSE Rules and can be viewed at www.emc.com/about/governance.

This proposal goes well beyond the above-referenced legislation and listing standards applicable to EMC by expanding upon various prohibited relationships. The Board believes that the expanded prohibited relationships covered by the proposal are too broad and would unduly restrict EMC’s eligible pool of directors for the Audit Committee. For example, the proposal contains a flat prohibition on a director having had any prior employment with EMC, regardless of the number of years elapsing since termination of that employment relationship. By contrast, the definition of director independence adopted by the Council of Institutional Investors provides a five-year “cooling off period.” Similarly, the definition of director independence adopted by Institutional Shareholder Services has recently been refined to include a five-year cooling off period for non-CEO executives (whereby ISS indicated that any management ties are sufficiently attenuated after this period of time).

The Board broadly considers all relevant facts and circumstances in its determination of director independence of all Board members, including a director or relative’s current or prior employment with EMC, business relationships and other relationships. The Board currently makes such determinations in accordance with the NYSE Rules, SEC Rules and EMC’s categorical standards of independence, which the Board believes are appropriate to effectively determine a director’s independence. Therefore, the Board believes that expanding upon the prohibited relationships for Audit Committee members as set forth in the proposal is too restrictive and unnecessary.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS TOO RESTRICTIVE, UNNECESSARY AND NOT IN THE BEST INTERESTS OF EMC OR ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Common Stock owned on March 1, 2005 (i) by each person who is known by EMC to own beneficially more than 5% of the Common Stock, (ii) by each of EMC’s directors and nominees for director, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all directors and executive officers of EMC as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Outstanding Shares
Barclays Global Investors, N.A.	154,447,392	(2)	6.4	%(2)
Michael J. Cronin(3)*	205,000		*	*
Gail Deegan(4)	90,167		*	*
John R. Egan(5)	2,577,877		*	*
W. Paul Fitzgerald(6)*	709,208		*	*
David I. Goulden(7)	685,187		*	*
Olli-Pekka Kallasvuo	0		*	*
Windle B. Priem(8)	200,000		*	*
Michael C. Ruettgers(9)	8,154,553		*	*
David N. Strohm(10)	683,176		*	*
William J. Teuber, Jr.(11)	1,142,964		*	*
Joseph M. Tucci(12)*	3,574,905		*	*
David B. Wright(13)	3,063,519		*	*
Alfred M. Zeien(14)	190,000		*	*
All directors and executive officers as a group (20 persons)(15)	28,767,071		*	*

*	Nominee for director
**	Less than 1%
(1)	Except as otherwise noted, all persons have sole voting and investment power with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table.
(2)	Based solely on the Schedule 13G filed by Barclays Global Investors, N.A. and certain other related reporting persons with the Securities and Exchange Commission (the “SEC”) on February 14, 2005. Such Schedule 13G provides that Barclays Global Investors, N.A. and such other related reporting persons beneficially own in the aggregate 154,447,392 shares of Common Stock and that they have sole power to vote or direct the voting of 138,089,552 shares, and to dispose or direct the disposition of, 154,447,392 of such shares.
(3)	Mr. Cronin is deemed to own 175,000 of these shares by virtue of options to purchase these shares.
(4)	Ms. Deegan is deemed to own 46,667 of these shares by virtue of options to purchase these shares.
(5)	Mr. Egan is deemed to own 46,667 of these shares by virtue of options to purchase these shares.
(6)	Mr. Fitzgerald is deemed to own 508,000 of these shares by virtue of options to purchase these shares.
(7)	Mr. Goulden is deemed to own 480,000 of these shares by virtue of options to purchase these shares.
(8)	Mr. Priem is deemed to own 60,000 of these shares by virtue of options to purchase these shares.
(9)	Mr. Ruettgers is deemed to own 5,157,612 of these shares by virtue of options to purchase these shares. Excludes 50,000 shares held in the Ruettgers Family Charitable Foundation, as to which Mr. Ruettgers disclaims beneficial ownership.
(10)	Mr. Strohm is deemed to own 47,200 of these shares by virtue of options to purchase these shares.
(11)	Mr. Teuber is deemed to own 710,000 of these shares by virtue of options to purchase these shares.
(12)	Mr. Tucci is deemed to own 2,914,000 of these shares by virtue of options to purchase these shares.
(13)	Mr. Wright is deemed to own 2,869,997 of these shares by virtue of options to purchase these shares.
(14)	Mr. Zeien is deemed to own 155,000 of these shares by virtue of options to purchase these shares.
(15)	Includes 19,171,505 shares of Common Stock beneficially owned by all executive officers and directors as a group by virtue of options to purchase these shares. Excludes shares as to which such individuals have disclaimed beneficial ownership.

The address of all persons listed above, other than Barclays Global Investors, N.A., is c/o EMC Corporation, 176 South Street, Hopkinton, Massachusetts 01748. The address of Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, CA 94105.

COMPENSATION OF EXECUTIVE OFFICERS

The following table discloses compensation received by EMC’s Chief Executive Officer and the next four most highly paid executive officers in 2004 (collectively, the “Named Executive Officers”) for the three fiscal years ended December 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year		Salary($)	Bonus($)(1)	Other Annual Compensation($)(2)		Restricted Stock Awards($)(3)	Securities Underlying Options (#)		All Other Compensation($)
Joseph M. Tucci President, Chief Executive Officer and Director	2004 2003 2002		1,000,000 1,000,000 1,000,000	1,880,557 1,712,500 675,000	147,921 121,007 59,299	(4) (4) (4)	4,369,000 3,690,400 —	1,120,000 1,195,000 2,000,000	(5)	3,000 3,000 3,000	(6) (6) (6)

Michael C. Ruettgers Chairman of the Board of Directors	2004 2003 2002		500,000 850,000 1,000,000	859,038 1,360,000 650,000	107,508 165,364 137,427	(7) (7) (7)	1,799,000 1,845,200 —	560,000 560,000 1,000,000		3,000 3,000 4,260	(8) (8) (8)

William J. Teuber, Jr. Executive Vice President and Chief Financial Officer	2004 2003 2002		600,000 600,000 600,000	595,000 700,000 211,666	— — —		1,927,500 1,977,000 —	400,000 400,000 650,000		3,000 3,000 3,000	(6) (6) (6)

David I. Goulden Executive Vice President, Customer Operations	2004 2003 2002	(9)	550,000 550,000 253,843	575,000 750,000 245,000	— — —		1,285,000 1,318,000 —	400,000 400,000 1,000,000		3,000 3,000 750	(6) (6) (6)

David B. Wright Executive Vice President, Strategic Alliances and Global Accounts	2004 2003 2002	(10)	650,000 132,500 —	773,500 108,333 —	— — —		899,500 1,292,000 —	400,000 400,000 —		3,000 2,600,000 —	(6) (11)

(1)	Includes bonuses accrued in year of service whether paid during year of service or thereafter. Includes certain amounts that were earned by certain Named Executive Officers in 2004 but deferred pursuant to elections made by such executives under the EMC Corporation Executive Deferred Compensation Retirement Plan. These amounts were credited to the accounts of such executives under the plan at the time they would otherwise have been paid. The deferred amounts are deemed invested in the investment funds selected by such executives from the various funds available under the plan. The available funds are generally the same funds that are available under the EMC Corporation 401(k) Savings Plan. EMC does not match any deferred amounts or otherwise makes any contributions to the accounts of such executives under the plan.
(2)	Value of amounts disclosed is based upon aggregate incremental cost to EMC.
(3)

Represents the value of restricted stock awards on the date of grant. The restricted stock awards were granted under the 2003 Stock Plan. Under the awards, shares of restricted stock are subject to certain restrictions on transfer and forfeiture upon certain events. The restrictions on transfer and forfeiture with respect to such shares lapse on the fifth anniversary of the date of grant. In the event certain earnings per share targets are met, the restrictions lapse ratably over three years. The shares of restricted stock are entitled to dividends, if and when declared by the Board. On October 28, 2004, Messrs. Tucci, Ruettgers, Teuber, Goulden and Wright were granted 340,000, 140,000, 150,000, 100,000 and 70,000 shares, respectively, of restricted stock. The dollar values of the 2004 restricted stock awards set forth above are based on the closing price of the Common Stock on the date of grant, which was $12.85. On October 23, 2003, Messrs. Tucci, Ruettgers, Teuber and Goulden were granted 280,000, 140,000, 150,000 and 100,000 shares, respectively, of restricted stock. The dollar values of these 2003 restricted stock awards set forth above are based on the closing price of the Common Stock on the date of grant, which was $13.18. On October 20, 2003, Mr. Wright was granted 100,000 shares of restricted stock. The dollar value of Mr. Wright’s 2003 restricted stock award set forth above is based on the closing price of the Common Stock on the date of grant, which was $12.92. The number and value (based on the closing price of Common Stock on December 31, 2004, which was $14.87) of the aggregated holdings of restricted stock for which the restrictions on transfer and forfeiture have not lapsed of the Named Executive Officers as of December 31, 2004 are as follows: Mr. Tucci – 670,000 and $9,962,900; Mr. Ruettgers – 280,000 and $4,163,600; Mr. Teuber – 300,000 and $4,461,000; Mr. Goulden – 200,000 and $2,974,000; and Mr. Wright – 170,000 and $2,527,900. Mr. Tucci’s aggregated holdings of restricted stock for which the restrictions on transfer and forfeiture have not lapsed as of December 31, 2004 include 50,000 shares of the 75,000 shares of restricted stock acquired by Mr. Tucci on January 24, 2003 as a result of exercising an option to purchase such shares. The restrictions on transfer and forfeiture with respect to 25,000 shares lapsed in January 2004. See footnote 5.

(4)	Includes the amounts of $128,442 in 2004, $110,757 in 2003 and $47,024 in 2002 for personal use of EMC-owned aircraft.
(5)	Includes options granted on January 24, 2003 to purchase 75,000 shares of Common Stock, which were exercised. Such shares of Common Stock are subject to certain restrictions on transfer and repurchase by EMC upon certain events which lapse on the fifth anniversary of the date of grant. In the event certain earnings per share targets are met, the restrictions lapse ratably over three years. The restrictions on transfer and forfeiture with respect to 25,000 shares lapsed in January 2004. See footnote 3.
(6)	Represents the amount paid to such executive’s account in the EMC Corporation 401(k) Savings Plan.
(7)	Includes the amounts of $107,508 in 2004, $158,164 in 2003 and $115,227 in 2002 for personal use of EMC-owned aircraft.
(8)	Includes the amounts of $3,000 for each of 2004, 2003 and 2002 paid to Mr. Ruettgers’ account in the EMC Corporation 401(k) Savings Plan. Also includes $1,260 for 2002 paid on Mr. Ruettgers’ behalf to partially fund a whole life insurance policy. Such amount approximates what EMC would have contributed had Mr. Ruettgers participated in EMC’s basic group term life insurance program (available generally to all employees).
(9)	Mr. Goulden joined EMC on July 8, 2002.
(10)	Mr. Wright joined EMC on October 20, 2003.
(11)	Represents the amount paid upon consummation of EMC’s acquisition of LEGATO Systems, Inc. on October 20, 2003 pursuant to Mr. Wright’s employment agreement with EMC. Such employment agreement became effective upon consummation of the acquisition and superseded Mr. Wright’s LEGATO employment agreement and retention bonus agreement.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on option grants in the fiscal year ended December 31, 2004 to the Named Executive Officers.

	Individual Grants
Name	Number of Options Granted in 2004(1)	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price per Share	Market Price per Share on Date of Grant	Expiration Date	Grant Date Value
						Grant Date Present Value(2)
Joseph M. Tucci(3)	1,120,000(4)(5)	2.43%	$12.85	$12.85	10/28/14	$5,586,560
Michael C. Ruettgers(3)	560,000(4)(5)	1.21%	$12.85	$12.85	10/28/14	$2,793,280
William J. Teuber, Jr.	400,000(4)(5)	0.87%	$12.85	$12.85	10/28/14	$1,995,200
David I. Goulden	400,000(4)(5)	0.87%	$12.85	$12.85	10/28/14	$1,995,200
David B. Wright	400,000(4)(5)	0.87%	$12.85	$12.85	10/28/14	$1,995,200

(1)	EMC granted options representing an aggregate of 46,091,701 shares of Common Stock to approximately 12,640 employees of EMC and its subsidiaries in 2004.
(2)	The estimated grant date present value has been calculated using a Black-Scholes option-pricing model with the following material assumptions: (i) a risk-free interest rate of 3.10% (at October 28, 2004), (ii) expected volatility of 45%, (iii) an expected life of 4 years and (iv) no dividend yield.
(3)	Certain of the options granted to Messrs. Ruettgers and Tucci are transferable to “immediate family members,” as defined in, and pursuant to the terms and conditions of, the grants of such options.
(4)	The options are exercisable in annual increments of 20% over a five-year period. The vesting of the options may accelerate upon the occurrence of certain events pursuant to change-in-control arrangements between the Named Executive Officers and EMC, as described on page 22.
(5)	The term of each such option grant is ten years from the date of grant, which was October 28, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in 2004 by the Named Executive Officers and the value of such officers’ unexercised options at December 31, 2004.

	Number of Shares Acquired on Exercise	Value Realized($)	Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph M. Tucci	350,000	$3,337,505	2,754,000	5,336,000	$8,663,060	$17,804,640
Michael C. Ruettgers	350,000	$4,064,795	5,157,612	3,158,000	$31,171,517	$10,918,320
William J. Teuber, Jr.	218,000	$2,137,796	694,000	1,581,000	$2,573,300	$5,840,700
David I. Goulden	—	$—	480,000	1,320,000	$3,003,200	$5,650,800
David B. Wright	—	$—	2,869,997	720,000	$16,135,925	$1,432,000

(1)	In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $14.87 per share, the closing price of the Common Stock as reported on the NYSE on December 31, 2004.

CHANGE IN CONTROL ARRANGEMENTS

EMC has entered into agreements with each Named Executive Officer providing for certain benefits in the event that such executive’s employment is terminated (1) within 24 months after a change in control of EMC or (2) during a “potential change in control period” (as defined in the agreement), in either case, by EMC (or any successor) without “cause” (as defined in the agreement) or by such executive for “good reason” (as defined in the agreement). A “change in control” includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 25% or more of the outstanding Common Stock.

Subject to the terms and conditions of the agreement, each executive is entitled to: (i) an amount equal to three times the sum of the executive’s then current annualized base salary and target annual bonus, (ii) the executive’s prorated bonus for the year, (iii) the continuation of life, disability, accident and health insurance benefits for the executive and his dependents for up to 36 months following such termination, and (iv) the acceleration of vesting for all options and other equity awards held by the executive. In addition, EMC will make “gross up” payments to the executive if any payments or benefits to be made under the agreement are subject to excise tax.

Each agreement was automatically extended as of June 30, 2004 for one year, and remains subject to additional automatic extensions thereafter unless notice is given of EMC’s or the executive’s intention not to extend the term of the agreement on or by September 30 of the preceding year; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the agreement, either EMC or the executive may terminate such executive’s employment at any time. Each agreement terminates if either party terminates the executive’s employment before a change in control.

SEVERANCE ARRANGEMENTS

EMC has an arrangement with David I. Goulden providing for certain benefits in the event that his employment is terminated by EMC involuntarily and without cause. Mr. Goulden would be entitled to receive for one year after the date of termination (i) payments of base salary and target bonus, and (ii) continued participation in EMC’s benefit programs.

EMC also has an arrangement with David B. Wright providing for certain benefits in the event that his employment is terminated by EMC involuntarily and without cause, there is a material reduction in his duties or pay, or he leaves EMC by mutual agreement. Mr. Wright would be entitled to receive for one year after the date of termination (i) payments of base salary, (ii) continued participation in EMC’s benefit programs, and (iii) subject to the terms of the applicable equity plans and agreements, continued vesting of stock options and restricted stock. Mr. Wright would also be entitled to continued participation in EMC’s group health plan for an additional year after such period.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding EMC’s equity compensation plans as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price per share of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	230,428,101	$19.72	73,468,365	(2)
Equity compensation plans not approved by security holders	50,000	$21.83	0

Total:	230,478,101	$19.72	73,468,365

(1)	Does not include an aggregate of 44,862,865 shares of Common Stock to be issued (subject to vesting) upon the exercise of outstanding option grants, with a weighted exercise price of $9.27 per share, assumed by EMC in connection with various acquisitions. The option plans relating to such outstanding options were approved by the respective security holders of the acquired companies.
(2)	Includes 25,224,603 shares of Common Stock available for future issuance under our employee stock purchase plan. Also includes up to 13,136,205 shares available for future issuance under the 2003 Stock Plan in the form of awards of restricted stock or restricted stock units.

Equity Compensation Plans Not Approved by EMC Security Holders

In January 1999 and January 2002, EMC entered into Stock Option Agreements with its Secretary, pursuant to which EMC granted to such person non-qualified options to purchase 40,000 and 10,000 shares, respectively, of Common Stock. Such option grants did not receive shareholder approval. The options are exercisable in annual increments of 20% over a five-year period and will expire on the tenth anniversary of the respective dates of grant; provided, however, that if the option holder ceases to serve as an officer of EMC for any reason, the options will terminate on the date such service terminates with respect to any shares subject to the options, whether such shares are vested or unvested on such date. The exercise price for the options are $23.39 and $15.60 per share, respectively. As of December 31, 2004, an aggregate of 50,000 shares of Common Stock were issuable (subject to vesting) upon the exercise of the options.

Notwithstanding anything to the contrary set forth in any of the EMC’s filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the following report, the Stock Price Performance Graph on page 30 and the Audit Committee report on page 32 shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee sets EMC’s executive compensation philosophy and objectives, recommends compensation for non-management Directors, sets the compensation of the Chief Executive Officer and the Chairman of the Board, reviews and approves the compensation of the other executive officers and monitors all general compensation programs. Each member of the Compensation Committee is an “independent director” (as defined in the Corporate Governance Listing Standards of the NYSE). The Compensation Committee held twelve meetings in 2004.

Executive Compensation Philosophy

The goals of EMC’s executive compensation program are to attract and retain exceptional executives, incentivize these individuals to achieve EMC’s strategic and financial goals, reward superior performance and align the interests of our executives with our shareholders.

To achieve these objectives, we believe that EMC’s executive compensation:

•	should be closely linked to EMC and individual performance;
•	should have incentives based on a broad range of challenging financial, operational, strategic and other goals;
•	should provide the appropriate mix of fixed and at-risk compensation (with a substantial majority of an executive officer’s compensation being at-risk) and short and long-term incentives, and that such mix should vary for each executive based on his or her role and responsibilities;
•	should have a significant equity component; and
•	should be competitive with the compensation of other leading employers with whom EMC competes for executive talent.

We use a combination of compensation elements, including base salary, cash bonuses and equity incentives, to set individual executive compensation packages designed to accomplish these objectives.

Annual Compensation Review

Each year, we conduct a full review of EMC’s executive compensation program and set the compensation for the following year. As we review and develop the compensation program each year, one of the many factors we consider is a comprehensive report from an independent compensation consultant. In 2004, we retained a top ranking independent consulting firm that reported directly to us to prepare the report. The report compared EMC’s executive compensation program, including base salary, incentive bonus programs, equity programs, benefits and perquisites, short and long-term stock price appreciation and other corporate performance measures, to a peer group of publicly traded high technology companies (the “Compensation Peer Group”). The report also included a review of compensation methodologies, competitive practices, best practices and trends. While we review the data and consider how our executive compensation packages and individual elements thereof compare to those of the Compensation Peer Group companies’ overall packages and individual elements, we generally do not target EMC executive compensation at any particular level or percentile of the Compensation Peer Group companies.

We annually review the selection of peer companies for the Compensation Peer Group. The Compensation Peer Group is generally comprised of leading high technology companies that are comparable to EMC in terms of technological innovation and risk, revenues, workforce size or historical growth rate. These companies are not necessarily limited to the markets in which EMC does business. The Compensation Peer Group may vary from year to year based upon market conditions and changes in EMC’s business. Most of the companies in the Compensation Peer Group for 2004 are included in the S&P 500 Information Technology Sector Index, used in the Stock Price Performance Graph on page 30.

For 2004, the Compensation Peer Group was comprised of 28 companies with median revenue for fiscal year 2003 of $7.5 billion. In addition, beginning in 2004, we also utilized a peer group of software companies in the assessment of compensation practices for the EMC Software Group division. The software peer group was comprised of 13 companies with median revenue for fiscal year 2003 of $1.1 billion.

Elements of Compensation

The key elements of EMC’s executive compensation are generally base salary, cash bonus and long-term equity incentives. In addition to considering these elements of compensation separately, we also review and consider each executive officer’s complete compensation package to ensure that it meets our executive compensation objectives and to assess its competitiveness with comparable positions at companies in the Compensation Peer Group.

•	Base Salary

Base salaries for executive officers are determined by evaluating the responsibilities of the position, the experience of the individual, and the competitive marketplace. Base salary adjustments are determined annually by evaluating the factors above and the performance of the executive officer. We maintained executive officers’ base salaries for 2004 generally at the same levels as 2003 base salaries because we believed that such salaries were appropriate for the mix of compensation elements in the executive officers’ 2004 pay packages and remained competitive.

•	Bonus

Cash bonuses for executive officers are designed to incentivize these individuals to achieve challenging performance goals. Bonuses are generally based on the achievement of specified EMC, business unit or individual financial, strategic, operational and other performance objectives.

For 2004, executive officers received bonus opportunities based on EMC’s achievement of certain levels of profitability in 2004. They also received other bonus opportunities based on a mix of EMC, business unit and individual financial, strategic, operational and other performance objectives. The Board of Directors established the profitability goals, while this Committee established the CEO’s other goals. The other goals for the other executive officers were established by their direct manager. The mix of bonus opportunities, the different types of performance goals and the weights assigned to each of such goals varied among the executive officers, depending on the individual’s role and responsibilities.

Under the 2004 profitability bonus opportunities, actual bonus payments were made based on the extent to which the goals were achieved. We designed the bonus payment structures to reward superior performance by providing for upside for exceeding the goal, and no payment unless a threshold percentage of the goal was achieved. Accordingly, because EMC surpassed its 2004 profitability goals, the executive officers received bonuses that exceeded their individual bonus target payments.

For the other 2004 bonus opportunities, an executive officer’s actual bonus was generally based on achievement of the executive’s goals and EMC’s overall bonus funding level for that bonus opportunity. The overall funding level was based on the extent to which certain EMC financial and strategic objectives were achieved. By utilizing an overall funding level based on EMC performance, we believe that our executive officers’ interests are better aligned with EMC’s interests and that such executives are strongly motivated to meet their goals and to ensure that EMC meets its financial and strategic objectives.

We maintained the executive officers’ total cash bonus target amounts for 2004 generally at the same levels as 2003 total target amounts because we believed that such cash bonus opportunity amounts were appropriate for the mix of compensation elements in the executive officers’ 2004 pay packages and remained competitive.

For 2004, certain executive officers also received discretionary cash bonuses in recognition of their outstanding individual performances during the year. These bonuses ranged between 2.5% to 7.5% of such executives’ 2004 total target cash compensation. We also approved a 2004 discretionary cash bonus for the CEO, as discussed below. We believe that these bonuses were consistent with our executive compensation objectives.

•	Long-Term Equity Incentives

Long-term equity incentives for executive officers are designed to align the long-term interests of these individuals with that of EMC’s shareholders. Under EMC’s stock plans, we may award incentive and non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units. We believe that these different types of equity awards provide us with needed flexibility to design appropriate equity components of the executive officers’ total compensation packages.

During 2004, we granted a combination of stock options and awards of restricted stock to the executive officers. The stock options generally vest ratably over a five year period, and have an exercise price equal to the closing price of EMC Common Stock on the date of grant. Of the total shares of restricted stock granted in 2004 to executive officers, 83% of such shares were granted pursuant to restricted stock awards that vest on the fifth anniversary of the date of grant, subject to accelerated vesting over a three year period if certain annual performance goals are met. Generally, we have used EMC annual earnings per share targets as these performance goals. The remaining 17% of such shares were granted pursuant to restricted stock awards that vest on the third anniversary of the date of grant. We believe that this combination of equity awards promotes executive retention (through vesting periods which are generally longer than most Compensation Peer Group companies’ vesting periods), incentivizes long-term and annual performance (through extended vesting periods and accelerated vesting upon achievement of specified annual performance goals), and promotes the creation of shareholder value (through equity awards that increase in value based on EMC Common Stock price appreciation).

In January 2005, because EMC met its 2004 earnings per share target under certain restricted stock awards granted to executive officers in October 2003, we determined that one-third of the total number of shares of restricted stock under such awards, or an aggregate of 398,338 shares, would vest.

In making the equity awards to the executive officers in 2004, we took into account the duties and responsibilities of the individual, individual performance, previous equity awards to such individual, and awards made to individuals in similar positions at companies in the Compensation Peer Group. We also reviewed and considered the value of such equity awards, and the appropriateness of the awards based on the individual’s total compensation package. Consistent with our executive compensation objectives, equity awards represented a significant portion of each executive officer’s total compensation package, though such percentage varied among the executive officers depending on an individual’s role and responsibilities and other target incentive compensation.

In granting equity awards, we also consider the total number of awards granted in a calendar year, the total number of shares under equity awards outstanding and their overall retentive value, and the shares reserved for future grant. In 2004, options to purchase an aggregate of approximately 36,204,000 shares, or approximately 1.5% of the total number of shares of Common Stock outstanding as of December 31, 2004, were granted, net of cancellations, to EMC employees. In 2004, awards of an aggregate of approximately 4,425,000 shares of restricted stock were granted to EMC employees. As of December 31, 2004, the total number of options outstanding plus the shares available for future grant under EMC’s stock plans was approximately 323,585,000, or approximately 13.45% of the number of shares of Common Stock outstanding. As of such date, approximately 77% of the outstanding options held by employees were “in-the-money,” ie., the closing price on such date exceeded the exercise price of the option, which we believe provides significant retentive value for employees.

We further believe that EMC’s equity program should be broad-based in order to promote retention of and incentivize performance from employees at all levels of the Company. Accordingly, during the past three fiscal years, we granted approximately 76% of the total number of shares under all stock awards to employees below the Senior Vice President level, and approximately 24% to employees at the level of Senior Vice President and above (a group of 28 individuals on average during such period). Approximately 85% of current EMC employees hold one or more stock awards. We believe that stock awards will help drive superior performance by these individuals and will more closely align the interests of employees and shareholders.

•	Other

Retirement and Other Benefits. Generally, executive officers have the same retirement savings opportunities as other employees. Executive officers participate in the EMC Corporation 401(k) Savings Plan and receive EMC matching contributions on the same basis as other EMC employees. In addition, all participants in the 2003 Stock Plan, including executive officers, are eligible to receive equity awards which, subject to certain terms and conditions established by us, continue to vest and remain exercisable following the participant’s retirement (as defined in the 2003 Stock Plan). In addition, EMC maintains a non-qualified deferred compensation plan, discussed below, in which certain employees and the non-employee Directors may participate, and a defined pension plan that EMC assumed in connection with its acquisition of Data General Corporation in 1999 covering certain former Data General employees.

Executive officers are also eligible to receive medical and other benefits that are generally available to other EMC employees, including participation in EMC’s employee stock purchase plan.

Deferred Compensation Plan. For 2004, the EMC Corporation Executive Deferred Compensation Retirement Plan enabled certain employees, including the executive officers, and non-employee Directors to elect to defer the receipt of their salaries, cash bonuses, cash retainers and gain from EMC stock options or portions thereof. The deferred amounts (other than the stock option gains) are deemed invested in the investment funds selected by such participants from the various funds available under the plan. The available funds are generally the same funds that are available under the EMC Corporation 401(k) Savings Plan. The stock option gains are deemed invested in EMC Common Stock only. EMC does not match any deferred amounts or otherwise make any contributions to the accounts of such participants under the plan. In 2004, certain executive officers deferred the receipt of portions of their bonuses. From time to time, we review the deferrals made and the total amounts invested under the plan.

Perquisites. EMC provides its executive officers with limited additional perquisites, including reimbursement for certain financial planning services and a monthly car allowance. In extremely limited circumstances and where appropriate, certain executives have used EMC-owned aircraft for personal use. At least annually, we review such perquisites and have found them to be reasonable and customary.

CEO Compensation

For 2004, we designed a compensation package for Mr. Tucci with a mix of fixed and at-risk compensation and short and long-term incentives. As discussed in more detail below, we tailored each compensation element of his overall package to ensure that a substantial majority of his compensation was at-risk and tied to long-term performance.

In determining Mr. Tucci’s base salary for 2004, we considered EMC’s financial performance, Mr. Tucci’s individual performance and base salaries of chief executive officers of companies in the Compensation Peer Group. We decided to maintain Mr. Tucci’s base salary for 2004 at $1.0 million, the same as the 2003 level, because we believed that his salary was appropriate for the mix of compensation elements in his 2004 pay package and that such salary remained competitive.

For generally the same reasons, we decided to maintain Mr. Tucci’s 2004 total target cash bonus amount at $1.44 million, the same as his 2003 amount. For 2004, $1.08 million, or 75%, of Mr. Tucci’s total cash bonus target amount was from EMC profitability bonus opportunities, with the remaining $360,000, or 25%, from other bonus opportunities. Mr. Tucci was paid an aggregate of $1.88 million in cash bonuses, which exceeded his total cash bonus target amount. The amounts paid over Mr. Tucci’s target level resulted from his profitability bonuses, which, as discussed above, exceeded their target amounts, and a discretionary bonus of $250,000, or 10.3% of his 2004 total target cash compensation. We awarded the discretionary bonus based on Mr. Tucci’s outstanding leadership and individual performance during the year.

In October 2004, we granted Mr. Tucci an award of 340,000 shares of restricted stock. Such shares are subject to certain restrictions on transfer and forfeiture which lapse on the fifth anniversary of the grant date. In the event certain EMC earnings per share targets are met, these restrictions will lapse ratably over three years from the grant date. In addition, we also granted Mr. Tucci a stock option to purchase 1,120,000 shares, with an exercise price equal to $12.85, the closing price of EMC Common Stock on the grant date. This option becomes exercisable in annual increments of 20% over a five-year period and terminates after ten years. While we did not raise Mr. Tucci’s 2004 total target cash compensation, as discussed above, we increased his long-term equity element with an additional 60,000 shares of restricted stock in our October 2004 annual grant compared to the October 2003 annual grant. Our objective in changing his 2004 long-term equity element was to increase the portion of Mr. Tucci’s total compensation package that was at-risk and linked to long-term and annual EMC performance and to promote his retention.

We also reviewed the perquisites and other compensation paid to Mr. Tucci in 2004 and found these amounts to be reasonable and consistent with our executive compensation objectives.

Stock Ownership Guidelines

This Committee along with EMC’s Board of Directors believes that the executive officers and non-management Directors should hold a significant equity interest in the Company. EMC has stock ownership guidelines contained within our Corporate Governance Guidelines, which can be found at www.emc.com/about/governance. Under these guidelines, the Chief Executive Officer and the Chairman are expected to own shares of Common Stock with a value equal to four times their base salary, the Chief Financial Officer is expected to own shares with a value equal to three times his base salary, and the other Executive Vice Presidents and Senior Vice Presidents reporting directly to the CEO are expected to own shares with a value equal to two times such executive’s base salary, and non-management Directors are expected to own shares of Common Stock with a value equal to three times their annual Board retainer, in each case, within a period of time after such person has become subject to the guidelines. We periodically review the holdings of these officers and the non-management Directors for compliance with these guidelines. During 2004, all of the persons subject to such guidelines were in compliance with them.

Policy on Deductibility of Compensation

Section 162(m) of the Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists solely of “outside directors” (as defined for purposes of Section 162(m)).

The tax impact of any compensation arrangement is one factor to be considered and evaluated in the context of our overall compensation philosophy and goals. We intend to design and implement executive officer compensation programs which will maximize EMC’s tax deduction if we determine that such actions are consistent with our philosophy and in the best interests of EMC and its shareholders. However, from time to time we may award compensation which is not fully deductible if we determine that such compensation is consistent with its philosophy and in the best interests of EMC and its shareholders.

Conclusion

Through the programs described above, we believe that for many years, including 2004, a very significant portion of EMC’s executive compensation has been linked directly to corporate and individual performance. We intend to continue the policy of linking executive compensation to corporate performance and returns to shareholders and to use compensation as a strategic tool to help drive the innovation, growth and profitability of EMC, with the goal of increasing shareholder value over time.

COMPENSATION COMMITTEE

Windle B. Priem, Chair

David N. Strohm

Alfred M. Zeien

STOCK PRICE PERFORMANCE GRAPH

Comparison of Five Year Cumulative Total Return*

Among EMC Corporation, S&P 500 Index and S&P 500 Information Technology Sector Index

*	$100 invested on December 31, 1999 in EMC Common Stock, S&P 500 Index and S&P 500 Information Technology Sector Index, including reinvestment of dividends, if any.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

	1999	2000	2001	2002	2003	2004
EMC	$100.00	$121.74	$25.16	$11.49	$24.18	$27.83
S&P 500 Index	$100.00	$90.90	$80.10	$62.41	$80.30	$89.02
S&P 500 Information Technology Sector Index	$100.00	$59.10	$43.82	$27.43	$40.38	$41.41

CERTAIN TRANSACTIONS

In 2004, EMC leased certain real estate from Carruth Management LLC (“Carruth”), for which payments aggregated approximately $2,942,000. EMC initially assumed the lease in connection with its acquisition of Data General Corporation in 1999 and renewed it in 2003 for an additional ten-year term. John R. Egan, a Director of EMC, and his siblings are the beneficial owners of Carruth. EMC believes that the terms of this arrangement were fair and not less favorable to EMC than could have been obtained from unaffiliated parties.

In 2004, EMC purchased from Centerstone Software, Inc. (“Centerstone Software”) a three-year prepaid license to software products for approximately $258,000. In 2004, EMC also sublet facilities to Centerstone Software from which EMC was paid approximately $32,000. In 2004, EMC also purchased from Nexaweb Technologies, Inc. (“Nexaweb”), upgrades to or licenses to, software products, for approximately $30,000. John R. Egan, a Director of EMC, is Chairman of the Board of Directors of Centerstone Software and is the managing partner and general partner in a limited partnership which is a shareholder of Centerstone Software and Nexaweb. EMC believes that the terms of these arrangements were fair and not less favorable to EMC than could have been obtained from unaffiliated parties.

EMC is a large global organization which engages in thousands of purchase, sales and other transactions annually. EMC enters into purchase and sales transactions with other privately and publicly-held companies, universities and hospitals in which members of the Board of Directors or executive officers are executive officers or members of boards of these entities. EMC enters into these arrangements in the ordinary course of its business.

In connection with relocating to the Hopkinton, Massachusetts area, on July 22, 2002, EMC loaned Mark S. Lewis, an executive officer of EMC, $1,200,000 for the purchase of a home. The loan bears interest at a rate of 5% per year. In accordance with the terms of his employment arrangement, on each successive anniversary date of the loan over a three year period, the loan will be forgiven in increments of one-third so long as Mr. Lewis remains an employee of EMC on or prior to such respective anniversary date. In accordance with the above, in 2004, EMC forgave $400,000 of the loan. Prior to such forgiveness, the aggregate principal amount and accrued interest under the loan was $468,670.

A son-in-law of Joseph M. Tucci, an executive officer of EMC, the spouse of Diane Greene, an executive officer of EMC, and a brother, son, daughter and son-in-law of W. Paul Fitzgerald, a Director of EMC, are employed by EMC and each of their compensation exceeds $60,000 annually. None of these employees is an officer of EMC. EMC believes that the annual compensation paid to each of these employees is appropriate and comparable with the compensation paid for similar positions by other leading employers.

John R. Egan, a Director of EMC, is the nephew of W. Paul Fitzgerald, a Director of EMC.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in monitoring the integrity of EMC’s financial statements, EMC’s compliance with legal requirements, the qualifications and independence of EMC’s independent auditors, and the performance of EMC’s internal and independent auditors. EMC’s management has primary responsibility for the Company’s financial statements as well as maintaining and monitoring a system of appropriate internal controls. The Audit Committee has four members, each of whom is an “independent director” (as defined in the Corporate Governance Listing Standards of the NYSE) and meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee held nine meetings in 2004.

The Board of Directors has adopted an amended and restated charter for the Audit Committee, a copy of which is attached as Exhibit B to this Proxy Statement.

The Audit Committee has met and held discussions with management, the head of the internal audit department and EMC’s independent auditors. The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of EMC’s internal controls and the overall quality of EMC’s financial reporting. Management has represented to the Audit Committee that EMC’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has met, reviewed and discussed EMC’s audited consolidated balance sheets as of December 31, 2004 and 2003 and consolidated statements of operations, cash flows and stockholders’ equity for the three years ended December 31, 2004 with EMC’s management and EMC’s independent auditors. The Audit Committee has discussed with EMC’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees.”

The Audit Committee has received and reviewed written disclosures and the letter from EMC’s independent auditors required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees” (concerning matters that may affect an auditor’s independence) and has discussed with EMC’s independent auditors its independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to EMC is compatible with the auditors’ independence. See “Independent Registered Public Accounting Firm.”

In 2004, the Audit Committee reviewed and discussed the requirements of, and EMC’s progress on complying with, Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial accounting.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in EMC’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

AUDIT COMMITTEE

W. Paul Fitzgerald, Chair

Michael J. Cronin

Gail Deegan

Alfred M. Zeien

CORPORATE GOVERNANCE

EMC’s Board of Directors has adopted policies and procedures that the Board believes are in the best interests of EMC and its shareholders as well as compliant with the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the listing standards of the NYSE. In an effort to continually improve EMC’s corporate governance, the Board and its committees periodically review and, as appropriate, revise these policies and procedures and implement other changes. In particular:

•	In January 2005, the Board revised and updated EMC’s Corporate Governance Guidelines, Categorical Standards of Independence, and Business Conduct Guidelines (code of ethics);

•	The Board elected an additional Director effective as of August 2004 whom the Board determined to be independent (see “Board Independence, Committees and Compensation—Board Independence” below). As a result, seven of the ten members of the Board are independent and all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent;

•	In an effort to improve Board and committee effectiveness, in 2004 the Board added individual Director self evaluations to its evaluation process. Accordingly, the overall evaluation process, which is overseen by the Corporate Governance and Nominating Committee, is as follows:

•	each Director annually evaluates the Board of Directors as a whole;

•	each member of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Mergers & Acquisitions Committee annually evaluates the committees on which he or she serves;

•	each Director annually prepares an individual self evaluation; and

•	the Board, each committee and each individual Director develop action plans, if necessary, based on their evaluations;

•	In January 2005, the Board adopted charters for the Mergers & Acquisitions Committee and Stock Repurchase and Bond Redemption Oversight Committee of EMC, and revised the charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee of EMC;

•	The Board believes that Director education is integral to Board and committee performance and effectiveness. In 2004, the Board reviewed and enhanced its director orientation program, emphasizing EMC’s business, strategic plans and significant financial and accounting issues. Directors are also expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform their responsibilities as directors;

•	To enable open communications with shareholders and other interested parties, EMC provides various means for persons to contact the non-management Directors and the Audit Committee (see “Communications with the Board” below). The Board strives to provide clear, candid and timely responses to any substantive communication from such persons. In addition, EMC’s newly revised Corporate Governance Guidelines state that it is the Board’s policy to provide a response to any shareholder proposal that receives a majority vote; and

•	In accordance with EMC’s Corporate Governance Guidelines, the Directors meet in executive session without the Chief Executive Officer in connection with each regularly scheduled Board meeting, with the Chairman acting as presiding Director. In addition, non-management Directors meet in executive session without management at least twice each year and independent Directors meet in executive session at least once each year. The Chair of the Corporate Governance and Nominating Committee acts as presiding Director for such executive sessions.

Certain information relating to corporate governance matters can be viewed at www.emc.com/about/governance. Copies of EMC’s (i) Corporate Governance Guidelines, (ii) charters for the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Mergers & Acquisitions Committee and Stock Repurchase and Bond Redemption Oversight Committee, and (iii) Business Conduct Guidelines (code of ethics) are available on EMC’s website. Copies will also be provided to any shareholder upon written request to EMC Corporation, Investor Relations, 176 South Street, Hopkinton, MA 01748 or by contacting EMC Investor Relations at 508-293-6313. EMC intends to post additional information on this website from time to time as the Board adopts or revises policies and procedures.

Attendance at Annual Meeting of Shareholders

EMC’s Corporate Governance Guidelines provide that each Director is expected to attend the Annual Meeting of Shareholders. All of the then current Directors attended the 2004 Annual Meeting of Shareholders.

Communications with the Board

The Board of Directors provides a process for EMC shareholders and other interested parties to send communications directly to the non-management Directors. Any person who desires to contact the non-management Directors may do so by either:

•	writing to EMC Non-Management Directors, c/o Alertline, PMB 3767, 13950 Ballantyne Corporate Place, Charlotte, NC 28277; or

•	sending an e-mail to nonmngtdirectors@emc.com.

Communications received electronically will be accessed directly by, and communications received by mail will be forwarded directly to, the Chair of the Corporate Governance and Nominating Committee. The Chair of the Corporate Governance and Nominating Committee, in her discretion, will forward such communications to other Directors, members of EMC management or such other persons as she deems appropriate. The Chair of the Corporate Governance and Nominating Committee or, if appropriate, EMC management, will respond in a timely manner to any substantive communications from a shareholder or an interested party.

EMC’s Audit Committee also provides a process to send communications directly to the committee about EMC’s accounting, internal accounting controls or auditing matters. Any person who desires to contact the Audit Committee regarding such matters may do so by either:

•	writing to EMC Audit Committee, c/o Alertline, PMB 3767, 13950 Ballantyne Corporate Place, Charlotte, NC 28277; or

•	sending an e-mail to AuditCommitteeChairman@emc.com.

Communications received electronically will be accessed directly by, and communications received by mail will be forwarded directly to, the Chair of the Audit Committee. The Chair of the Audit Committee, in his discretion, will forward such communications to other directors, members of EMC management or such other persons as he deems appropriate. The Chair of the Audit Committee or, if appropriate, EMC management, will respond in a timely manner to any substantive communications from a shareholder or an interested party.

BOARD INDEPENDENCE, COMMITTEES AND COMPENSATION

Board Independence

EMC’s Board of Directors has affirmatively determined that none of the following Directors has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with EMC): Michael J. Cronin, Gail Deegan, W. Paul Fitzgerald, Olli-Pekka Kallasvuo, Windle B. Priem, David N. Strohm and Alfred M. Zeien. The Board has adopted Categorical Standards of Independence, a copy of which is attached as Exhibit C to this Proxy Statement, to assist it in making determinations of independence. The Directors referred to above currently meet the categorical standards. Therefore, in accordance with the Corporate Governance Listing Standards of the NYSE and the Categorical Standards of Independence, the above-referenced Directors are independent.

Board Meetings

During the fiscal year ended December 31, 2004, EMC’s Board of Directors held seven meetings. Each Director attended all of the Board meetings which were held during the period in which he or she was a Director of EMC, except one Director who attended 86% of such meetings. Each Director also attended all of the meetings of committees on which he or she served and which were held during the period in which he or she was a member of such committees.

Committees of the Board

The Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Mergers and Acquisitions Committee and the Stock Repurchase and Bond Redemption Oversight Committee. The membership of each is listed below.

Audit	Compensation	Corporate Governance and Nominating	Mergers and Acquisitions	Stock Repurchase and Bond Redemption Oversight
W. Paul Fitzgerald*	Windle B. Priem*	Gail Deegan*	John R. Egan*	Joseph M. Tucci*
Michael J. Cronin	David N. Strohm	W. Paul Fitzgerald	Michael J. Cronin	W. Paul Fitzgerald
Gail Deegan	Alfred M. Zeien	Windle B. Priem	Michael C. Ruettgers
Alfred M. Zeien			David N. Strohm
Joseph M. Tucci

*	Chair

•    Audit Committee: The Audit Committee held nine meetings in 2004. The committee reviews with management and EMC’s auditors EMC’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the auditors on EMC’s financial statements and its accounting controls and procedures, EMC’s worldwide corporate compliance program, the independence of EMC’s auditors, the other matters as set forth in its charter, as adopted by the Board of Directors, and such other matters as the committee deems appropriate. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of EMC’s independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for EMC and pre-approves all such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by its independent auditors in accordance with the committee’s pre-approval policy.

Each member of the Audit Committee is an “independent director” (as defined in the Corporate Governance Listing Standards of the NYSE). Each such member also meets the independence requirements of Rule 10A-3 under the Exchange Act. The Board of Directors has determined, in accordance with the rules of the SEC, that each of Ms. Deegan and Mr. Fitzgerald is an “audit committee financial expert.”

•    Compensation Committee: The Compensation Committee held twelve meetings in 2004. The committee sets EMC’s executive compensation philosophy and objectives, recommends compensation for non-employee Directors, sets the compensation of the Chairman of the Board and the Chief Executive Officer, reviews and approves the compensation of the other executive officers and monitors all general compensation programs. The committee also approves transactions under EMC’s equity plans and has the authority to administer and interpret the provisions of the Company’s equity, deferred compensation and other plans. The committee also reviews and reports to the Board on succession planning for the Chief Executive Officer and other senior management positions. Each member of the Compensation Committee is an “independent director” (as defined in the Corporate Governance Listing Standards of the NYSE).

•    Corporate Governance and Nominating Committee: The Corporate Governance and Nominating Committee held seven meetings in 2004. The committee oversees and advises the Board of Directors with respect to corporate governance matters and assists the Board of Directors in identifying and recommending qualified Board candidates. The committee also reviews and makes recommendations to the Board of Directors regarding the size and composition of the Board and with respect to assignments to committees of the Board. The committee oversees the evaluation of the Board, the committees and individual Directors and monitors possible conflicts of interest of Directors and senior executives. Each member of the Corporate Governance and Nominating Committee is an “independent director” (as defined in the Corporate Governance Listing Standards of the NYSE).

The Corporate Governance and Nominating Committee continuously reviews and assesses the skills and characteristics it believes are or may be required on the Board based on the changing needs of the business. The committee identifies Board candidates through numerous sources, including recommendations from Directors, executive officers and shareholders of EMC, as well as through engagements with executive search firms. The committee has engaged a leading executive search firm to assist the committee in identifying and evaluating potential candidates for directors. The committee seeks to have available to it qualified candidates from a broad pool of individuals with a range of talents, experience, backgrounds and perspectives. The Corporate Governance and Nominating Committee evaluates identified Board candidates based on the criteria established by and periodically reviewed by the committee. The committee seeks to identify those individuals most qualified to serve as Board members and considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of any committees of the Board, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. Selected candidates are interviewed by members of the committee and certain other Board members. Based on the foregoing, the Corporate Governance and Nominating Committee makes recommendations to the Board with respect to director nominees.

Effective as of August 2004, Olli-Pekka Kallasvuo joined the Board of Directors as a Class I Director. Mr. Kallasvuo was identified as a potential Director by an executive search firm engaged by the Corporate Governance and Nominating Committee to assist the committee in identifying potential candidates.

EMC shareholders may recommend individuals to the Corporate Governance and Nominating Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the EMC Corporate Governance and Nominating Committee, 176 South Street, Hopkinton, Massachusetts 01748. Assuming that the appropriate information has been timely provided, the committee will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

EMC shareholders also have the right to nominate director candidates without any action on the part of the Corporate Governance and Nominating Committee or the Board, by following the advance notice provisions of EMC’s By-laws as described under “Advance Notice Procedures” on page 3 of this Proxy Statement.

•    Mergers and Acquisitions Committee: The Mergers and Acquisitions Committee held six meetings in 2004. This committee reviews with EMC management potential acquisitions and investments.

•    Stock Repurchase and Bond Redemption Oversight Committee: The Stock Repurchase and Bond Redemption Oversight Committee held one meeting in 2004. This committee oversees and reviews with management any common stock repurchase program which may exist from time to time, and the redemption of any of EMC’s bonds or convertible notes which may be outstanding from time to time.

Director Compensation

EMC compensates each Director who is not an employee of the Company as follows:

Cash Compensation

•	Board Meetings
•	an annual retainer of $30,000
•	a fee of $3,000 for each in-person meeting
•	a fee of $1,500 for each telephonic meeting

•	Committee Meetings
•	an annual retainer for the Audit Committee Chair of $20,000
•	an annual retainer for all other committee chairs of $10,000
•	a fee of $1,000 for each in-person meeting
•	a fee of $750 for each telephonic meeting

For 2004, each Director who served for the entire year received cash compensation from EMC between $61,000 and $79,250.

Equity Compensation

•	EMC Corporation 1992 Stock Plan for Directors (the “Directors Plan”)
•	Each Eligible Director (as defined below) is awarded an option to purchase up to 30,000 shares of Common Stock on or about the date of the first annual meeting of shareholders following the date upon which he or she joins the Board of Directors, subject to the conditions of the plan (a “formula option”). Formula options become exercisable in annual one-third increments on the first three anniversaries of the date of grant.
•	Eligible Directors may also receive non-formula options. Such non-formula options may be on terms determined by the Compensation Committee or the Board of Directors not inconsistent with the Directors Plan.
•	The exercise price for each option granted under the Directors Plan is the price per share determined by the Compensation Committee or the Board of Directors at the time the option is granted, which price shall not be less than 50% of the fair market value per share of Common Stock on the date of grant.

•	2003 Stock Plan
•	The 2003 Stock Plan provides that following EMC shareholder approval of an amendment to the plan providing for the grant of stock awards to Eligible Directors (which approval occurred in May 2004), each Eligible Director would be granted an award of restricted stock and/or restricted stock units for up to 30,000 shares of Common Stock.
•

Each Eligible Director who joins the Board after the date of the May 2004 amendment referenced above is granted an award of restricted stock and/or restricted stock units for up to 30,000 shares of Common Stock on or about the date of the first annual meeting of shareholders following the date upon which he or she joins the Board of Directors. The award will vest in annual one-third increments on the first three anniversaries of the date of grant.
•	Each Eligible Director is granted an award of restricted stock and/or restricted stock units for up to 30,000 shares of Common Stock on or about the date of the third annual meeting of shareholders following the date of any previous grant.

Under both the Directors Plan and the 2003 Stock Plan, an Eligible Director is a Director who is neither (1) an employee of EMC nor (2) a five percent shareholder of EMC or a person in control of such a shareholder.

EMC Practice

In accordance with the foregoing, EMC’s practice with respect to equity compensation for its Directors is as follows:

Each newly-elected Eligible Director will be granted on or about the date of the first annual meeting of shareholders following the date upon which he or she joins the Board of Directors:

•	a “formula option” to purchase up to 30,000 shares of Common Stock under the Directors Plan, which option will be exercisable in annual one-third increments on the first three anniversaries of the date of grant; and
•	an award of restricted stock and/or restricted stock units for up to 30,000 shares of Common Stock under the 2003 Stock Plan, which award will vest in annual one-third increments on the first three anniversaries of the date of grant.

Each Eligible Director will be granted on or about the date of the third annual meeting of shareholders following the date upon which he or she last received similar equity awards:

•	an option to purchase up to 30,000 shares of Common Stock under the Directors Plan, which option will be exercisable in annual one-third increments on the first three anniversaries of the date of grant; and
•	an award of restricted stock and/or restricted stock units for up to 30,000 shares of Common Stock under the 2003 Stock Plan, which award will vest in annual one-third increments on the first three anniversaries of the date of grant.

On May 5, 2004, in accordance with the terms of the Directors Plan, the 2003 Stock Plan and EMC’s practice, Michael C. Cronin, Gail Deegan, John R. Egan, W. Paul Fitzgerald, Windle B. Priem, David N. Strohm and Alfred M. Zeien were each granted:

•	an option to purchase 30,000 shares of Common Stock under the Directors Plan, which option is exercisable in annual one-third increments on the first three anniversaries of the date of grant and has a per share exercise price of $11.46, the closing price of the Common Stock on the date of grant; and
•	an award of restricted stock for 30,000 shares of Common Stock under the 2003 Stock Plan, which award vests in annual one-third increments on the first three anniversaries of the date of grant.

Other Compensation

Directors are eligible to participate in the EMC Corporation Executive Deferred Compensation Retirement Plan, a non-qualified retirement savings plan. Under the plan, a Director may elect to defer his or her receipt of director’s fees.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in EMC’s Proxy Statement for the 2006 Annual Meeting of Shareholders, shareholder proposals must be received at EMC’s principal executive offices no later than November 11, 2005. Shareholder proposals should be addressed to: EMC Corporation, 176 South Street, Hopkinton, MA 01748, Attn: Paul T. Dacier, Senior Vice President, General Counsel and Assistant Secretary.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the fees of PricewaterhouseCoopers LLP (“PWC”), our independent auditor, billed to us for each of the last two fiscal years.

	Audit Fees[1]	Audit- Related Fees[2]	Tax Fees[3]	All Other Fees
2004	$5,287,597	$173,094	$1,782,420	$—
2003	$2,676,698	$997,364	$1,779,752	$—

[1]	Includes for 2004, testing under Section 404 of the Sarbanes-Oxley Act of 2002, which fees aggregated $1,909,487.
[2]	Includes for both 2004 and 2003, employee benefit plan compliance, acquisition-related support and other technical, financial reporting and compliance services. Also includes for 2003, readiness testing under Section 404 of the Sarbanes-Oxley Act of 2002, which fees aggregated $680,500.
[3]	Includes tax compliance and tax consulting services in 2004 and 2003. For 2004 and 2003, tax compliance fees aggregated $551,872 and $442,807, respectively.

Pre-Approval of Audit and Non-Audit Services

During 2004, the Audit Committee pre-approved all audit, review and attest services performed by PWC.

In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee pre-approves specified non-audit services up to an aggregate dollar amount and approves on an engagement by engagement basis any individual engagement in excess of $200,000. The Audit Committee has delegated to its Chairman the authority to pre-approve any specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decisions of the Chair to pre-approve non-audit services shall be presented to the Audit Committee at its next scheduled meeting. During 2004, the Audit Committee pre-approved all non-audit services in accordance with the policy set forth above.

EMC expects that representatives of PWC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires EMC’s executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, EMC believes that during the fiscal year ended December 31, 2004, all filing requirements were complied with in a timely fashion, except that David B. Wright filed a Form 4 in January 2005 reporting the sale of 6,500 shares of Common Stock in November 2004.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of EMC’s 2005 Proxy Statement and Annual Report on Form 10-K for 2004 to your address unless contrary instructions were given by any shareholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save EMC the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by contacting Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you address your written request to EMC Corporation, Investor Relations, 176 South Street, Hopkinton, MA 01748 or contact EMC Investor Relations at 508-293-6313.

EXHIBIT A

EMC CORPORATION

2003 STOCK PLAN,

as amended

1.    Definitions.

As used herein, the following words or terms have the meanings set forth below.

1.1    “Award” means Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights, or any combination thereof.

1.2    “Board of Directors” means the Board of Directors of the Company.

1.3    “Code” means the U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

1.4    “Committee” means the Committee appointed by the Board of Directors to administer the Plan or the Board of Directors as a whole if no appointment is made, provided that, if any member of the Committee does not qualify as both an outside director for purposes of Section 162(m) of the Code and a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of granting or approving the payment of any Awards.

1.5    “Common Stock” means the common stock, par value $.01 per share, of the Company.

1.6    “Company” means EMC Corporation, a corporation established under the laws of The Commonwealth of Massachusetts.

1.7    “Fair Market Value” in the case of a share of Common Stock on a particular date, means the fair market value as determined from time to time by the Board of Directors or, where appropriate, by the Committee, taking into account all information which the Board of Directors, or the Committee, considers relevant.

1.8    “Incentive Stock Option” means an Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

1.9    “Option” means a stock option entitling the holder to acquire shares of Common Stock upon payment of the exercise price.

1.10    “Participant” means a person who is granted an Award under the Plan.

1.11    “Performance Award” means an Award granted by the Committee pursuant to Section 6.11.

1.12    “Performance Criteria” means any or any combination of the following areas of performance (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, geographical, project, product or individual basis or in combinations thereof): sales; revenues; assets; expenses; income; profit margins; earnings before or after any deductions and whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory; organizational realignments; infrastructure changes; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of products or services; customer acquisition or retentions; acquisitions or divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split ups and the like; reorganizations; strategic investments or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Performance Criteria and any Performance Goals with respect thereto need not be based upon any increase, a positive or improved result or avoidance of loss.

1.13    “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Performance Award that relates to one or more Performance Criteria.

1.14    “Performance Period” means a time period (which may be subdivided into performance cycles of no less than three months) during which the Performance Goals established in connection with Performance Awards must be met. Performance Periods shall, in all cases, exceed three (3) months in length.

1.15    “Plan” means the EMC Corporation 2003 Stock Plan, as from time to time amended and in effect.

1.16    “Restricted Stock” means Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions.

1.17    “Restricted Stock Unit” means a right to receive Common Stock in the future, with the right to future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions.

1.18    “Service Relationship” means (a) for an employee of the Company or its Subsidiaries, such person’s employment relationship with the Company or its Subsidiaries, (b) for a consultant or advisor of the Company or its Subsidiaries, such person’s consulting or advisory relationship with the Company or its Subsidiaries, and (c) for an Eligible Director (as defined in Section 5), such person’s membership on the Board of Directors.

1.19    “Stock Appreciation Right” means a right entitling the holder upon exercise to receive shares of Common Stock having a value equal to the excess of (i) the then value of the number of shares with respect to which the right is being exercised over (ii) the exercise price applicable to such shares.

1.20    “Stock Award” means an Award of Restricted Stock or Restricted Stock Units, or any combination thereof.

1.21    “Subsidiary” or “Subsidiaries” means a corporation or corporations in which the Company owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

1.22    “Ten Percent Stockholder” means any person who, at the time an Award is granted, owns or is deemed to own stock (as determined in accordance with Sections 422 and 424 of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or a subsidiary.

2.    Purpose.

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of incentive Awards.

3.    Administration.

3.1    The Plan shall be administered by the Committee and, to the extent provided herein, the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the

Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

3.2    Subject to the provisions set forth herein, the Committee shall have full authority to determine the provisions of Awards to be granted under the Plan. Subject to the provisions set forth herein, the Committee shall have full authority to interpret the terms of the Plan and of Awards granted under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan.

3.3    The decision of the Committee or the Board of Directors, as applicable, on any matter as to which the Committee or the Board of Directors, as applicable, is given authority under Section 3.2 shall be final and binding on all persons concerned.

3.4    Nothing in the Plan shall be deemed to give any officer or employee, or his legal representatives or assigns, any right to participate in the Plan, except to such extent, if any, as the Committee or the Board, as applicable, may have determined or approved pursuant to the provisions of the Plan.

4.    Shares Subject to the Plan; Limitations.

4.1    Number of Shares. The maximum number of shares of Common Stock that may be delivered in satisfaction of Awards granted under the Plan shall be 200,000,000, subject to adjustment in accordance with the provisions of Section 7.1 (such shares may hereinafter be referred to as the “Authorized Shares”). In applying this limitation, the number of shares delivered upon exercise of an Award shall be determined net of any shares actually or constructively transferred by the Award holder to the Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

4.2    Reacquired Shares. If any Award granted under the Plan terminates without having been exercised in full (including an Award which terminates by agreement between the Company and the Participant), or if shares of Common Stock are reacquired by the Company upon the rescission of an exercise of an Award, the number of shares of Common Stock as to which an Award has not been exercised prior to termination, or has been reacquired upon the rescission of an Award, shall be available for future grant within the limits set forth in Section 4.1.

4.3    Type of Shares. Common Stock delivered by the Company under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the Plan.

4.4    Limit on Shares for Stock Awards. No more than thirty percent (30%) of the Authorized Shares may be issued pursuant to Stock Awards.

4.5    Limit on Shares for Performance Awards. No more than 2,000,000 shares may be allocated to the Performance Awards that are granted to any individual Participant during any 12 month period. This limit shall not be adjusted by the cancellation, forfeiture, termination, expiration, or lapse of any Performance Award prior to its payment.

5.    Eligibility and Participation.

The Committee will select Participants from among those key employees of, and consultants and advisors to, the Company or its Subsidiaries who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company and its Subsidiaries. Members of the Board of Directors (i) who are

not employees of the Company or its Subsidiaries and (ii) who are not holders of more than 5% of the outstanding shares of Common Stock or persons in control of such holder(s) (“Eligible Directors”) will be eligible Participants under the Plan and will be eligible to receive Stock Awards pursuant to Section 6.10.4. Eligibility for Incentive Stock Options is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.    Awards.

6.1    General. The Plan provides for the grant of Awards, which may be in the form of Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights. The Committee will determine the terms and conditions of all Awards, subject to the limitations provided herein. The Plan also provides for the grant of Performance Awards under Section 6.11. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, grant Awards under the Plan containing performance-related goals that do not constitute Performance Awards, do not comply with Section 6.11, are not subject to the limitation set forth in Section 4.5, and are not granted or administered to comply with the requirements of Section 162(m) of the Code.

6.2    Participants. From time to time while the Plan is in effect, the Committee may, in its absolute discretion, select from among the persons eligible to receive Awards (including persons to whom Awards were previously granted) those Participants to whom Awards are to be granted; provided, however, that Eligible Directors shall only be granted Stock Awards pursuant to Section 6.10.4.

6.3    Award Agreements. Each Award granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

6.4    Non-Transferability of Awards. No Award may be transferred by the Participant otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Participant’s lifetime the Award may be exercised only by him or her; provided, however, that the Committee, in its discretion, may allow for transferability of Awards by the Participant to “Immediate Family Members.” “Immediate Family Members” means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any Awards that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company’s then current Award transfer guidelines.

6.5    Exercise; Vesting; Lapse of Restrictions. The Committee may determine the time or times at which (a) an Award will become exercisable, (b) an Award will vest or (c) the restrictions to which an Award is subject will lapse. In the case of an Award that becomes exercisable, vests or has restrictions which lapse in installments, the Committee or the Board of Directors may later determine to accelerate the time at which one or more of such installments may become exercisable or vest or at which one or more restrictions may lapse; provided, however, that the Committee or the Board of Directors may not accelerate the vesting or lapse of one or more restrictions with respect to a Stock Award if such action would cause such Stock Award to fully vest in a period of time that is less than the applicable minimum period set forth in Section 6.10.3.

6.5.1    Determination of the Exercise Price. The Committee will determine the exercise price, if any, of each Award requiring exercise. Notwithstanding the foregoing, the exercise price per share of Common Stock for an Option or Stock Appreciation Right shall be not less than 100% (110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value per share on the date the Option or Stock Appreciation Right is granted.

6.5.2    Additional Conditions. The Committee or the Board of Directors may at the time of grant condition the exercise of an Award upon agreement by the Participant to subject the Common Stock to any restrictions on transfer or repurchase rights in effect on the date of exercise, upon representations regarding the continuation of a Service Relationship and upon other terms not inconsistent with this Plan. Any such conditions shall be set forth in the Award agreement or other document evidencing the Award.

6.5.3    Manner of Exercise. Any exercise of an Award shall be in writing signed by the proper person and delivered or mailed to the office of Stock Option Administration of the Company, accompanied by an appropriate exercise notice and payment in full for the number of shares in respect to which the Award is exercised, or in such other manner as may be from time to time prescribed by the Committee, including, without limitation, pursuant to electronic, telephonic or other instructions to a third party administrating the Plan. In the event an Award is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Award has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder until the Company is satisfied that the person or persons exercising the Award is or are the duly appointed executor or administrator of the deceased Participant or the person or persons to whom the Award has been transferred by the Participant’s will or by the applicable laws of descent and distribution.

6.5.4    Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Committee, or, if so permitted by the Committee, (i) through the delivery of shares of Common Stock that have been outstanding for at least six months (unless the Committee approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Committee, (iii) through a broker-assisted exercise program acceptable to the Committee, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Common Stock issued under an Award are part of an original issue of shares, the Award will require that at least so much of the exercise price as equals the par value of such shares be paid in a type of consideration that is lawful for the payment of par value under applicable law. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Committee may prescribe.

6.5.5    Period of Awards. An Award shall be exercisable during such period of time as the Committee may specify, but in the case of an Incentive Stock Option not after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Option is granted.

6.6    Termination of Awards. Unless the Award by its terms or the Committee or Board of Directors by resolution shall expressly provide otherwise:

6.6.1    Termination of a Participant’s Service Relationship by Reason of Death. If a Participant’s Service Relationship terminates by reason of death, (a) all Options and Stock Appreciation Rights held by the Participant shall vest fully on the date that the Participant’s Service Relationship terminates by reason of death without regard to whether any applicable vesting requirements have been fulfilled, and (b) all Stock Awards held by the Participant shall vest fully on the date that the Participant’s Service Relationship terminates by reason of death without regard to whether any applicable vesting requirements have been fulfilled and/or all restrictions shall fully lapse as of such date without regard to whether any applicable requirements have been fulfilled. All Awards may be exercised by the Participant’s executor or administrator or the person or persons to whom the Awards are transferred by will or the applicable laws of descent and distribution at any time or times within three years after the date of the Participant’s death. Unexercised Options and Stock Appreciation Rights shall expire automatically at the end of such three-year period.

6.6.2    Termination of a Participant’s Service Relationship by Reason of Disability. If a Participant’s Service Relationship terminates by reason of “Disability” (as defined below), (a) all Options and Stock Appreciation Rights held by the Participant shall vest fully on the date that the Participant’s Service Relationship terminates by reason of Disability (the “Disability Date”) without regard to whether any applicable vesting requirements have been fulfilled, and (b) all Stock Awards held by the Participant shall vest fully on the Disability Date without regard to whether any applicable vesting requirements have been fulfilled and/or all restrictions shall fully lapse as of such date without regard to whether any applicable requirements have been fulfilled. All such Options and Stock Appreciation Rights may be exercised by the Participant at any time or times within three years after the Disability Date. Unexercised Options and Stock Appreciation Rights shall expire automatically at the end of such three-year period. Notwithstanding the foregoing, in the event the Participant fails to exercise an Incentive Stock Option within twelve months after the Disability Date, such Option shall remain exercisable at any time or times within three years after the Disability Date but will be treated as an Option that does not qualify as an Incentive Stock Option. “Disability” means the disability of the Participant within the meaning of Section 22(e)(3) of the Code.

6.6.3    Termination of a Participant’s Service Relationship by Reason of Retirement. If a Participant’s Service Relationship terminates by reason of “Retirement” (as defined below), (a) all Options and Stock Appreciation Rights held by the Participant shall continue to vest and be exercisable in accordance with the terms and conditions thereof as if the Participant’s Service Relationship had not terminated, and (b) all Stock Awards held by the Participant shall continue to vest and/or be subject to applicable restrictions and the requirements for the lapse thereof in accordance with the terms and conditions of the Stock Awards as if the Participant’s Service Relationship had not terminated. Notwithstanding the foregoing, if (a) an Option or Stock Appreciation Right provides for vesting or exercisability upon the fulfillment or satisfaction of certain specified goals or conditions (other than time-based vesting or restrictions), or (b) a Stock Award provides for vesting or the lapse of restrictions upon the fulfillment or satisfaction of certain specified goals or conditions (other than time-based vesting or restrictions), then subsequent to the Retirement Date, the unvested or restricted portion of an Award shall no longer be subject to such vesting or lapse of restrictions based upon such specified goals or conditions and instead shall be subject only to the time-based vesting or restrictions set forth in the Award. All Awards may be exercised by the Participant at any time or times in accordance with the terms and conditions thereof (including any applicable vesting schedule or restrictions). Notwithstanding the foregoing, in the event the Participant fails to exercise an Incentive Stock Option within three months after the Retirement Date, such Option shall remain exercisable but will be treated as an Option that does not qualify as an Incentive Stock Option. “Retirement” means for an employee, consultant or advisor of the Company or any of its Subsidiaries, the voluntary retirement by a Participant from service as an employee, consultant or advisor of the Company or any of its Subsidiaries (A) after the Participant has attained at least fifty-five years of age and at least five years of continuous service as an employee, consultant or advisor of the Company or any of its Subsidiaries or (B) after the Participant has attained at least twenty years of continuous service as an employee, consultant or advisor of the Company or any of its Subsidiaries.

6.6.4    Termination of a Participant’s Service Relationship for any Other Reason. If a Participant’s Service Relationship terminates for any reason other than his death, Disability or Retirement, all Awards held by the Participant shall thereupon expire at 5 p.m. United States eastern time on the date of termination unless the Award by its terms, or the Committee or the Board of Directors by resolution, shall expressly allow the Participant to exercise any or all of the Awards held by him after termination; provided, that notwithstanding any such express allowance, any such Award which is an Incentive Stock Option and remains exercisable after termination shall be treated as an Option that does not qualify as an Incentive Stock Option after three months following such termination. The Company shall have the sole discretion to set the date of termination for purposes of the Plan, without regard to any notice period or other obligation under the applicable laws of the jurisdiction where the Participant is employed or engaged. If the Committee or the Board of Directors so decides, an Award may provide that a leave of absence granted by the Company or any Subsidiary is not a termination of a Service Relationship for the purpose of this Section 6.6.4, and in the absence of such a provision the Committee may in any particular case determine that such a leave of absence is not a termination of a Service Relationship for such purpose. The Committee shall also determine all matters relating to whether a Service Relationship is continuous, including, for example and without limitation, in the event the Service Relationship changes from an employment relationship to a consulting or advisory relationship.

6.6.5    The provisions of Sections 6.6.1, 6.6.2 and 6.6.3 shall not apply to Awards held by a Participant who engages or has engaged in Detrimental Activity (as defined in Section 6.7).

6.6.6    Notwithstanding anything in this Section 6.6 to the contrary, (i) no Award granted under the Plan may be exercised beyond the date on which such Award would otherwise expire pursuant to the terms thereof, and (ii) no Incentive Stock Option granted under the Plan may be exercised after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Incentive Stock Option was granted.

6.7    Cancellation and Rescission of Awards. The following provisions of this Section 6.7 shall apply to Awards granted to (i) Participants who are classified by the Company or a Subsidiary as an executive officer, senior officer, or officer (collectively, “Officers”) of the Company or a Subsidiary, (ii) Participants who are Eligible Directors, and (iii) certain other Participants designated by the Committee or the Board of Directors to be subject to the terms of this Section 6.7 (such designated Participants together with Officers and Eligible Directors referred to collectively as “Senior Participants”). The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict any unexpired Award at any time if the Senior Participant engages in “Detrimental Activity” (as defined below). Furthermore, in the event a Senior Participant engages in Detrimental Activity at any time prior to or during the six months after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Stock pursuant to an Award, such exercise, lapse or delivery may be rescinded until the later of (i) two years after such exercise, lapse or delivery or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Senior Participant to (i) deliver and transfer to the Company the shares of Common Stock received by the Senior Participant upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any realized gain received by the Senior Participant from such exercise, lapse or delivery, or (iii) pay to the Company an amount equal to the market price (as of the exercise, lapse or delivery date) of the Common Stock acquired upon such exercise, lapse or delivery minus the respective price paid upon exercise, lapse or delivery, if applicable. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Senior Participant by the Company. Further, if the Company commences an action against such Senior Participant (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Senior Participant engaged in Detrimental Activity or otherwise violated this Section 6.7, the Senior Participant shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees. As used in this Section 6.7, “Detrimental Activity” shall include: (i) the failure to comply with the terms of the Plan or certificate or agreement evidencing the Award; (ii) the failure to comply with any term set forth in the Company’s Key Employee Agreement (irrespective of whether the Senior Participant is a party to the Key Employee Agreement); (iii) any activity that results in termination of the Senior Participant’s Service Relationship for cause; (iv) a violation of any rule, policy, procedure or guideline of the

Company; or (v) the Senior Participant being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.

6.8    Tax Withholding.

6.8.1    In the case of an Award that is not an Incentive Stock Option, the Committee shall have the right to require the individual exercising the Award to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or to make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Common Stock pursuant to the exercise of the Award. In the case of an Incentive Stock Option, if at the time the Incentive Stock Option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the Incentive Stock Option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 422(a)(1) of the Code and the regulations thereunder) of Common Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

6.8.2    In the case of an Award that is exercised by an individual that is subject to taxation in a foreign jurisdiction, the Committee shall have the right to require the individual exercising the Award to remit to the Company an amount sufficient to satisfy any tax or withholding requirement of that foreign jurisdiction (or to make other arrangements satisfactory to the Company with regard to such taxes prior to the delivery of any Common Stock pursuant to the exercise of the Award).

6.9    Options.

6.9.1    No Incentive Stock Option may be granted under the Plan after January 29, 2013, but Incentive Stock Options previously granted may extend beyond that date.

6.9.2    Each eligible Participant may be granted Incentive Stock Options only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any related corporation, such Incentive Stock Options do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in Fair Market Value (determined at the time the Incentive Stock Options were granted) of Common Stock in that year. Any Options granted to an employee in excess of such amount will be granted as non-qualified Options.

6.10    Stock Awards.

6.10.1    Rights as a Stockholder. Subject to any restrictions applicable to the Award, the Participant holding Restricted Stock, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to such Restricted Stock, including the right to receive dividends and to vote the shares.

6.10.2    Stock Certificates; Legends. Certificates representing shares of Restricted Stock shall bear an appropriate legend referring to the restrictions to which they are subject, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. The certificates representing shares of Restricted Stock may be held by the Company until the restrictions to which they are subject are satisfied.

6.10.3    Minimum Vesting Periods. Subject to Sections 6.6.1, 6.6.2, and 7.2, (a) Stock Awards that vest by the passage of time only shall not vest fully in less than three (3) years after the date of grant, and (b) Stock Awards that vest upon the achievement of performance goals shall not vest fully in less than one (1) year after the date of grant.

6.10.4    Grant of Stock Awards to Eligible Directors.

(a)    Each Eligible Director who is a director on the date of stockholder approval of the amendment to the Plan adding this Section 6.10.4 shall be granted a Stock Award for up to 30,000 shares of Common Stock on or about the date of the annual meeting of stockholders of the Company at which such approval is given by the stockholders of the Company.

(b)    Following stockholder approval of the amendment to the Plan adding this Section 6.10.4, each Eligible Director who joins the Board of Directors shall be granted a Stock Award for up to 30,000 shares of Common Stock on or about the date of the first annual meeting of stockholders of the Company following the date upon which he or she joined the Board of Directors.

(c)    Each Eligible Director shall be granted a Stock Award for up to 30,000 shares of Common Stock on or about the date of the third annual meeting of stockholders of the Company following the annual meeting of stockholders of the Company on or about whose occurrence such Eligible Director was previously granted a Stock Award pursuant to this Section 6.10.4.

6.11    Performance Awards.

6.11.1    Recipients of Performance Awards. The Committee may grant Performance Awards to any Participant. Each Performance Award shall contain the Performance Goals for the Award, including the Performance Criteria, the target and maximum amounts payable, and such other terms and conditions of the Performance Award as the Committee in its discretion establishes. In the case of Performance Awards to any Participant whom the Committee determines is or may become a “covered employee” within the meaning of Section 162(m) of the Code during the Performance Period or before payment of the Performance Award, each such Performance Award may, in the Committee’s sole discretion, be granted and administered to comply with the requirements of Section 162(m) of the Code. Each such Performance Award to a covered employee shall be confirmed by, and be subject to, a Performance Award agreement.

6.11.2    Establishment of Performance Goals. The Committee shall establish the Performance Goals for Performance Awards. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Awards. The Committee may increase, but not decrease, any Performance Goal during a Performance Period for any “covered employee” within the meaning of Section 162(m) of the Code. The Performance Goals for any Performance Award for any such “covered employee” shall be made not later than 90 days after the start of the Performance Period to which the Performance Award relates and (for Performance Periods shorter than one year) prior to the completion of 25 percent (25%) of such period.

6.11.3    No Discretion to Increase Performance Awards. The Committee shall establish for each Performance Award the amount of Common Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. The Committee shall make all determinations regarding the achievement of any Performance Goals. The Committee may not increase the Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals, but may reduce or eliminate the payments, except as provided in the terms of the Performance Award.

6.11.4    Certification of Achievement of Performance Goals. The actual payments of Common Stock to a Participant under a Performance Award will be calculated by applying the achievement of Performance Criteria to the Performance Goal. In the case of any Performance Award to a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall make all calculation of actual payments of Common Stock and shall certify in writing prior to the payment of the Performance Award the extent, if any, to which the Performance Goals have been met; provided, however, that the Committee shall not be required to certify the extent to which the Performance Goals have been met if the payments under the Performance Award are attributable solely to the increase in the price of the Common Stock.

6.11.5    Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may permit the Participants to elect to defer, or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

6.12    Authority of the Committee. Subject to the provisions of Section 9, the Committee shall have the authority, either generally or in any particular instance, to waive compliance by a Participant with any obligation to be performed by him under an Award and to waive any condition or provision of an Award, except that the Committee may not (a) increase the total number of shares covered by any Incentive Stock Option (except in accordance with Section 7), (b) reduce the exercise price per share of any Incentive Stock Option (except in accordance with Section 7) or (c) extend the term of any Incentive Stock Option to more than ten years.

6.13    Listing of Common Stock, Withholding and Other Legal Requirements. The Company shall not be obligated to deliver any Common Stock until all federal, state and international laws and regulations which the Company may deem applicable have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, until the stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance to such exchange. In addition, if the shares of Common Stock subject to any Award have not been registered in accordance with the Securities Act of 1933, as amended, the Company may require the person or persons who wishes or wish to exercise such Award to make such representation or agreement with respect to the sale of Common Stock acquired on exercise of the Award as will be sufficient, in the opinion of the Company’s counsel, to avoid violation of said Act, and may also require that the certificates evidencing said Common Stock bear an appropriate restrictive legend.

7.     Effect of Certain Transactions.

7.1    Changes to Common Stock. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock that becomes effective after the adoption of the Plan by the Board of Directors, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock for which Awards may thereafter be granted hereunder, (ii) the number and kind of shares of stock remaining subject to each Award outstanding at the time of such change and (iii) the exercise price of each Award, if applicable. The Committee’s determination shall be binding on all persons concerned. References in the Plan to shares of Common Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.1.

7.2    Merger or Consolidation. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any Award granted hereunder shall pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the Award is entitled to receive, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged shall cause every Award hereunder to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated, the Company shall either (a) arrange for any corporation succeeding to the business and assets of the Company to issue to the Participants replacement Awards (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the Code) on such corporation’s stock which will to the extent possible preserve the value of the outstanding Awards or (b) shall make the outstanding Awards fully exercisable or cause all of the applicable restrictions to which outstanding Stock Awards are subject to lapse, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following the exercise of the Award or the issuance of shares of Common Stock, as the case may be, to participate as a stockholder in any such dissolution, liquidation, merger or consolidation and the Award will terminate upon consummation of any such transaction. The existence of the Plan shall not prevent any such change or other transaction and no Participant hereunder shall have any right except as herein expressly set forth.

8.    Rights to a Service Relationship.

Neither the adoption of the Plan nor any grant of Awards confers upon any employee, consultant or advisor of the Company or a Subsidiary, or any member of the Board of Directors, any right to the continuation of a Service Relationship with the Company or a Subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the Service Relationship of any of those persons at any time.

9.    Discontinuance, Cancellation, Amendment and Termination.

The Committee or the Board of Directors may at any time discontinue granting Awards under the Plan and, with the consent of the Participant, may at any time cancel an existing Award in whole or in part and grant another Award to the Participant for such number of shares as the Committee or the Board of Directors specifies. The Committee or the Board of Directors may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of Awards; provided, however, that no such amendment shall without the approval of the stockholders of the Company (a) materially amend the Plan, (b) increase the Authorized Shares available under the Plan, (c) change the group of persons eligible to receive Awards under the Plan, (d) reprice any outstanding Options or Stock Appreciation Rights or reduce the price at which Options or Stock Appreciation Rights may be granted (including any tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as reducing the exercise price of outstanding Options or Stock Appreciation Rights), (e) extend the time within which Awards may be granted, (f) alter the Plan in such a way that Incentive Stock Options granted or to be granted hereunder would not be considered incentive stock options under Section 422 of the Code, or (g) amend the provisions of this Section 9, and no such amendment shall adversely affect the rights of any Participant (without his consent) under any Award previously granted.

10.    Effective Date and Term.

The Plan will become effective immediately upon its approval by the stockholders of the Company at the Annual Meeting on May 7, 2003 (the “Effective Date”), and unless the Plan is sooner terminated by the Board of Directors, will remain in effect until the tenth anniversary of the Effective Date (the “Termination Date”). After the Termination Date, no Awards will be granted under the Plan, provided that Awards granted prior to the Termination Date may extend beyond that date.

11.    Liability of the Company.

By accepting any benefits under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated acceptance and ratification to, and consented to, any action taken or made under the Plan by the Company, including, without limitation, the Board of Directors and the Committee. No Participant or any person claiming under or through a Participant shall have any right or interest, whether vested or otherwise, in the Plan or any Award hereunder, contingent or otherwise, unless and until such Participant shall have complied with all of the terms, conditions and provisions of the Plan and any Award agreement related thereto. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall be liable to any Participant or any other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an “incentive stock option” under Section 422 of the Code.

12.    Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards, any such accounts will be used merely as an administrative convenience. Except for the holding of Restricted Stock in escrow, the Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board of Directors or the Committee be deemed to be a trustee of Common Stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

13.    Jurisdiction and Governing Law.

The parties submit to the exclusive jurisdiction and venue of the federal or state courts of The Commonwealth of Massachusetts to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of The Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

14.    Foreign Jurisdictions.

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

EXHIBIT B

EMC CORPORATION

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

The Audit Committee (the “Committee”) is appointed by the Board of Directors to (a) assist Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditor; and (b) prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s proxy statement.

The Committee shall be comprised of no fewer than three members. The members of the Committee shall meet the requirements set forth in the applicable rules and regulations of the New York Stock Exchange (the “NYSE”) and the SEC.

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee may form and delegate authority to subcommittees (consisting of one or more persons) when appropriate.

The Committee shall meet at least quarterly or more frequently as circumstances require. The Committee shall meet periodically with management, the head of the internal audit department and the independent auditor in separate sessions.

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company’s independent auditor shall report directly to the Committee. The Committee shall pre-approve all permissible non-audit services and all audit, review or attest engagements required under the securities laws (including the fees and terms thereof) to be performed for the Company by its independent auditor; provided, however, that de-minimus non-audit services may instead be approved in accordance with applicable SEC rules. The Committee may delegate to the Chair of the Committee or to a subcommittee the authority to grant pre-approvals of audit and permissible non-audit services, provided that the decisions of such Chair or subcommittee shall be presented to the full Committee at its next scheduled meeting.

The Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties. The Committee shall further have the authority to cause the Company to pay the (1) compensation of any advisors referenced above, (2) compensation of the independent auditor established by the Committee and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may conduct or authorize investigations into any matters within the scope of its responsibilities and may meet with any employees of the Company or any third parties it deems necessary in connection with such investigations.

The Committee shall make regular reports to the Board.

The Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Meet and review and discuss with management and the independent auditor the quarterly and annual financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in quarterly and annual reports, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

3.	Review major issues regarding accounting principles and financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

4.	Review analyses prepared by management or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative generally accepted accounting principles (“GAAP”) methods on the Company’s financial statements.

5.	Review and discuss all reports provided by the independent auditor on:

(a)	critical accounting policies and practices to be used;

(b)	alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and

(c)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

7.	Discuss with management the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies; provided, however, that such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties the auditor may have encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Discuss with management the Company’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures, including the Company’s policies with respect to risk assessment and risk management.

10.	Review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting and any reported fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

11.	At least annually, evaluate the qualifications, performance and independence of the independent auditor, including assessing whether all relationships between the independent auditor and the Company and the provision of permitted non-audit services are compatible with maintaining the auditor’s independence. In connection with the evaluation, obtain and review a report by the independent auditor regarding its internal quality control procedures and consider whether such quality controls are adequate.

12.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

13.	Set hiring policies for employees or former employees of the Company’s independent auditor who participated in any capacity in the audit of the Company.

14.	Review the significant reports to management prepared by the internal audit department and management’s responses.

15.	Discuss with the independent auditor and management, the internal audit department staffing and responsibilities and any recommended changes thereto.

16.	Perform those responsibilities delegated to the Committee set forth in the Company’s Corporate Compliance Program.

17.	Establish and review periodically procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18.	Review with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

19.	Prepare and review with the Corporate Governance and Nominating Committee an annual performance evaluation of the Committee.

20.	Fulfill such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board or the Chairman of the Board, or as may be required by law or regulation.

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to assure compliance with laws and regulations or the Company’s Business Conduct Guidelines.

Last Amended:  January 27, 2005

EXHIBIT C

CATEGORICAL STANDARDS

In order for a Director to qualify as “independent”, the Board of Directors of EMC Corporation shall affirmatively determine that the Director does not have any material relationship with EMC (either directly or as a partner, stockholder or officer of an organization that has a relationship with EMC). This determination shall be disclosed in EMC’s proxy statement for each annual meeting of EMC. In this regard, the Board shall broadly consider all relevant facts and circumstances and has adopted the following categorical standards to assist it in making determinations of independence. In order to be considered independent:

1.	The Director must be independent pursuant to the corporate governance listing requirements of the New York Stock Exchange, as in effect from time to time.

2.	Furthermore, a Director should meet the following additional standards:

(a)	If a Director or any immediate family member is an executive officer, general partner or significant equity holder (in excess of 10%) of another company that makes payments to, or receives payments from, EMC for property or services, the amount of such payments, during the last fiscal year, does not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(b)	If a Director or any immediate family member is an executive officer, general partner or significant equity holder (in excess of 10%) of another company which is indebted to EMC, or to which EMC is indebted, the total amount of either company’s indebtedness to the other during the last fiscal year does not exceed 1% of the total consolidated assets of the other company; and

(c)	If a Director is an executive officer of any tax exempt organization, EMC’s contributions to the organization during the last fiscal year do not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross receipts.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board may determine that a Director who has, or whose immediate family member has, a relationship that does not meet the standards set forth in paragraph 2 is nonetheless independent. Any such determination and the basis for it will be disclosed in EMC’s next proxy statement.

Last amended: January 27, 2005

C-1

3337-PS-05

PROXY	PROXY

EMC CORPORATION

ANNUAL MEETING OF SHAREHOLDERS, MAY 5, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints William J. Teuber, Jr. and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, to be held on May 5, 2005, at 10:00 a.m., local time, at EMC’s facility at 21 Coslin Drive, Southborough, Massachusetts, and at any adjournments thereof, all the shares of Common Stock, par value $.01 per share, of EMC that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of EMC. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

EMC CORPORATION

c/o EquiServe Trust Company, N.A.

P.O. Box 8694

Edison, NJ 08818-8694

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY.

Receiving Shareholder material electronically reduces mailing and printing costs and is better for the environment. Would you like to receive future proxy materials electronically? If so, go to http://www.econsent.com/emc and follow the instructions provided, or check the box while voting electronically.

Your vote is important. Please vote immediately.

Vote-by-Internet 1. Log on to the internet and go to www.eproxyvote.com/emc 2. Follow the easy steps outlined on the secured internet site.	OR	Vote-by-Telephone 1. Call toll-free 1-877-779-8683 (within the U.S. and Canada) or 1-201-536-8073 (outside the U.S. and Canada). 2. Follow the easy recorded instructions.

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.			EMC CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.

						FOR	AGAINST	ABSTAIN

1.	Proposal 1 - Election of Directors: To elect the following nominees to the Board to serve a three-year term as Class III Directors. (01) Michael J. Cronin, (02) W. Paul Fitzgerald, and (03) Joseph M. Tucci			2.	Proposal 2 – To approve amendments to the EMC Corporation 2003 Stock Plan to increase by 100,000,000 the number of shares available under the plan, and increase the number of shares which may be issued pursuant to awards of restricted stock and/or restricted stock units to 30% of the total authorized shares under the plan, as described in EMC’s Proxy Statement.	☐	☐	☐
	FOR ALL NOMINEES ☐	☐	WITHHOLD FOR ALL NOMINEES

FOR ALL NOMINEES EXCEPT	☐			3.	Proposal 3 – To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2005.	☐	☐	☐
________________________________ For all nominees except as noted above

Mark box at right if an address change has been noted on the reverse side of this card.			☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSALS 4 AND 5.

						FOR	AGAINST	ABSTAIN

				4.	Proposal 4 – To act upon a shareholder proposal relating to performance-based stock options, as described in EMC’s Proxy Statement.	☐	☐	☐

				5.	Proposal 5 – To act upon a shareholder proposal relating to EMC’s Audit Committee, as described in EMC’s Proxy Statement.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS TO SERVE FOR A THREE-YEAR TERM AS CLASS III DIRECTORS, APPROVING THE AMENDMENTS TO THE EMC CORPORATION 2003 STOCK PLAN, AND RATIFYING THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS EMC’S INDEPENDENT AUDITORS FOR 2005; AND AGAINST THE SHAREHOLDER PROPOSALS RELATING TO PERFORMANCE-BASED STOCK OPTIONS AND EMC’S AUDIT COMMITTEE, EACH AS DESCRIBED IN EMC’S PROXY STATEMENT. A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Shareholder sign here:	Date:	Co-Owner sign here:	Date: